US SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Preliminary Offering Circular dated November 5, 2023

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

BLACK UNICORN FACTORY

(Exact name of issuer as specified in its charter)

5777 West Century Blvd.

Suite 1110-106

Los Angeles, CA. 90045

(310)362-6999

info@blackunicornfactory.com

Employer Identification Number

85-2000692

75,000,000 Task Based Shares Offering
Investors will earn equity in BUF for agreeing to perform a single task.
Each share of stock/equity is valued at a single task, or a single task is equivalent to 1 share of stock/equity.
Total offering is 75,000,000 Task Based Shares.

This is the public offering of securities of BLACK UNICORN FACTORY (“the Company or BUF ”), a California corporation. We are offering 75,000,000 of our no-par value common stock (“Common Stock”), at an offering price of a single task a single task per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is one Share equivalent to an agreement to do a single task however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

To earn equity in BUF, investors will be required to agree to perform single tasks, such providing their personal contact information. Sweat Equity investors, also referred to as Equity Earners or Task based Investors, will be given a single task to accomplish to receive the stock or equity. Their personal contact information in the Follow Me For Equity app (also known as “Our Platform” The Platform “ and “Platform” ) is considered compensation for the equity.

We value transparency and want to ensure that our investors have a clear understanding of the task completion process. Progress towards completion of task will be tracked and verified to ensure accuracy, and investors will have access to an online portal to view their progress towards earning equity.

As we continue to pursue our mission of fostering the growth of startups, we understand that sweat equity may not be a viable option for all investors. In light of this, we have decided to solely focus on offering shares in BUF through our task-based consideration program, and as such, we will not be accepting cash investments.

It is important to note that there may be risks associated with a sweat equity consideration model, and investors should carefully consider their goals and risk tolerance before participating in this offering.

We encourage potential sweat equity workers or co-founders participants to seek guidance from a securities attorney or financial advisor to ensure that their involvement decision aligns with their investment goals and objectives.

Thank you for considering this opportunity to earn equity in BUF through Task Based equity compensation..

These sweat equity securities are speculative securities. A commitment to perform specific task for this Company’s stock involves significant risk. Should you consider enrolling please consider committing only time that you can afford a complete the task. See the “Risk Factors” section on page 4 of this Offering Circular.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

Our Common Stock is NOT traded in any stock market or national securities exchange.

Earning our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	a single task per share	Total Maximum
Public Offering Price (1)(2)(4)	$1.00	$75,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Consideration to Company	$1.00	$75,000,000

(1)We are offering shares on a continuous basis. See “Plan of Distribution.”

(2)This is a self-directed, “best-efforts” offering. There are no proceeds of this offering and therefore there will not be any proceeds placed into an escrow account. We will offer our Common Stock on a best-efforts basis primarily through an online platform for our stock, we accept tasks as consideration. Cash investments are not accepted. As there is no minimum offering requirement, upon the approval of any subscription to this Offering Circular, the Company shall immediately allocate the tasks as consideration into a time management account. The Company will utilize these tasks in accordance with the guidelines outlined in the Use of Considerations section. For detailed instructions on investing, please refer to the “Procedures for Investing” section (3) we are offering these securities without an underwriter.

(4)Excludes estimated total offering expenses, including underwriting discount and commissions.

Our Board of Directors used its business judgment in setting a value of Agree to perform one task for one share of the Company as consideration for the stock to be issued under the Offering. The offering price is one task per share and bears no relationship to our book value or any other measure of our current value or worth.

No Escrow

This offering will accept only a task as a form of consideration no cash will be accepted. As such, no escrow will be used or necessary. We will offer our Common Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, The task consideration will be placed in a time management account for this offering.

Subscriptions are irrevocable and the earning equity is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for task completed, and/or other consideration without notice to investors. Securities issued for services will be based on such services having the fair market value equivalent to the securities issued at this offering. There will be no proceeds received by the Company from investors for this Offering and the consideration received will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Generally, no offer may be made to you in this Offering if the aggregate that you work for is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Offer of these shares will commence within two calendar days of the qualification date and will be a continuous offering pursuant to Rule 251(d)(3)(i)(F). Each share of stock will be issued upon the completion of a single task. The task involves filling out our contact information in the Follow Me For Equity app and clicking the “Yes To Invest” button. By completing this task, investors will have fulfilled our requirement for share issuance.

This Offering will be conducted on a self-directed, “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer Shares. Our Officers will not receive any commission or any other remuneration for this. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell nor a is there a solicitation or offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such sweat equity offering would be unlawful, prior to registration or qualification under the laws of any such state.

There will be sales of equity in this offering. Shares will be issued to participants in exchange for completing a single task. The task involves completing the contact information in the Follow Me For Equity app and clicking on the ‘Yes to Invest’ button. Once this task is completed, the investor will receive their stock within 60 seconds. We have streamlined the process to ensure swift delivery of the stock to participants.

Please note that income limitations still apply to those who receive equity consideration in this offering. These limitations are in line with investment regulations and restrictions. Different rules may apply to accredited investors and non-natural persons. We encourage you to review Rule 251(d)(2)(i)(C) of Regulation A for guidance on applicable thresholds.

Our offering involves the sale of equity as consideration. Individuals participating in this offering will receive their stock within 60 seconds upon completing the contact information in the Follow Me For Equity app. Completion of this task qualifies investors to receive their stock promptly.

We appreciate your attention to this matter and assure you that our offering procedures.

The date of this Offering Circular is November 5, 2023.

We are not offering to sell, nor seeking offer for purchase, our securities in any jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery of our securities. Neither the delivery of this Offering Circular nor any sale nor delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “BLACK UNICORN FACTORY”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of BLACK UNICORN FACTORY

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING OPINIONS

We want to clarify that we are not using forward-looking statements in this Offering Circular. Any statements that may appear to be forward-looking are intended to describe our current beliefs, assumptions, and expectations based on all available information at the time of writing. We caution readers that these opinions may not prove to be accurate, and we cannot guarantee any future transactions, results, performance, achievements or outcomes. We are not obligated to update or revise these opinions beyond what is required by law. We encourage readers to review the other sections of this Offering Circular for important factors to consider when evaluating our business and financial prospects.

You should not place undue reliance on forward looking opinions. The cautionary opinions set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•The speculative nature of the business we intend to develop.

•Our reliance on suppliers and customers.

•Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•Our ability to effectively execute our business plan.

•Our ability to manage our expansion, growth and operating expenses.

•Our ability to finance our businesses.

•Our ability to promote our businesses.

•Our ability to compete and succeed in highly competitive and evolving businesses.

•Our ability to respond and adapt to changes in technology and customer behavior; and

•Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking opinions in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking opinions will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking opinions.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the opinions in this Offering Circular are forward-looking opinions. See the section entitled “Cautionary Statement Regarding Forward-Looking Opinions.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “BLACK UNICORN FACTORY” was incorporated on July 7th, 2020, in the State of California. Our fiscal year-end date is December 31. Our objective is to build a Business Development Accelerator Crowdsourcing Network.

BLACK UNICORN FACTORY offices are located at 5777 Century Blvd suite 1110-106, Los Angeles, CA. 90045. The Company so far has set up a website. Our telephone number is 310-362-6999, our Email address is info@blackunicornfactory.com.

We do plan to incorporate the information on an accessible website (to be set up soon) into this Offering Circular, and you should consider any information on, or that can be accessed through, our website to be a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock does not trade on any market or national securities exchange.

SUMMARY OF THE OFFERING

Issuer	BLACK UNICORN FACTORY

Securities Offered:	Up to 75,000,000 shares of the Company’s Common Stock.

Offering Price:	a single task per share

Offering Period:	For one year from the date of this prospectus, unless extended by the Company for an additional 90 days in its sole discretion.

Considerations to the Company:	Assuming the following percentages of Common Stock sold in the offering, the Company will receive the following considerations:
	% of Common Stock Sold	Gross Considerations
	25%	$5,000,000
	50%	$10,000,000
	75%	$15,000,000
	100%	$75,000,000

There is no guarantee that the Company will make any offers of our Securities and receive any considerations from this offering.

Use of Considerations:

We will use the considerations, for which there is no guarantee of receipt, of this offering to set up a Business Development Accelerator for processing Business Development Growth Acceleration and deposits or capturing locations to be processed and for working capital purposes (see “Use of Considerations” on page 13).

Common Stock Outstanding Prior to the Offering:	27,386,355 shares of Class Common Stock.
Shares of, Common stock have super voting rights giving each share of 1 vote for all matters on which the holders of Common Stock vote.

Common Stock Outstanding After the Offering:	47,386,355 of Common Stock assuming all of the shares of Common Stock offered in this prospectus are sold, which will represent approximately 15.10% of the outstanding voting stock of the Company.

Trading Symbol:

While we do not currently have a public market for our Common Stock, we are pursuing listing our shares on the New York American Stock Exchange. In order to achieve this, a broker/dealer must apply to make a market in our Common Stock. We do not have any current agreements or understandings with any market makers, and there is no guarantee that any market maker will file an application on our behalf. As such, there is a risk that we may not be able to list on the New York American Stock Exchange or any other exchange.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. Please refer to the sections “Risk Factors” and “Dilution” before making an investment in our Common Stock.

SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus.

For the Twelve-Month Period from December 31, 2021 to December 31, 2022
Statement of Operations

Cash Revenues	$243,330
Barter Revenues	$3,000,000

Cost of Revenues	$595,125
General and Administrative Expenses	$47,428
Total Operating Expenses	$218,125
Other Income	$-0-
Net Loss	$103,808

As of Dec 31, 2022
Balance Sheet Data
Cash and Cash Equivalents	$225,243,121
Total Assets	$656,314,965
Total Liabilities	$86,371
Stockholders’ Equity	$649,948,694

RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Opinions.”

Risks Related to this Offering

Prospective investors must undertake their own due diligence

Prospective investors are being provided with limited information regarding our company, our current and future business and operations, our management, and our financial condition. While we believe the information contained in this Offering Memorandum, including its exhibits, is accurate, such documents are not meant to contain an exhaustive discussion regarding the company. We cannot guarantee a prospective investor that the abbreviated nature of this Offering Memorandum will not omit to state a material fact which a prospective investor may believe to be an important factor in determining if an investment in the Shares is appropriate for such investor. As a result, prospective investors are required to undertake their own due diligence of the company, our current and proposed business and operations, our management and our financial condition to verify the accuracy and completeness of the information we are providing in this Offering Memorandum. This investment is suitable only for investors who have the knowledge and experience to independently evaluate our company, our business, and prospects.

We are not depended upon any proceeds of this offering to provide to develop our business. Because this is a best effort offering there are no assurances., We do not intend to raise any capital to develop our business

We rely on the sweat equity consideration acquired from this offering to support the growth and development of our business within our crowdsourcing network. If we sell less than all of the offered Shares, it will significantly limit the sweat equity available to us for expanding our platform and leveraging the potential of our crowdsourcing network, which may adversely affect our ability to achieve our growth objectives.

This offering is a best-efforts offering with no minimum requirement, and there are no guarantees that we will sell all or any portion of the offered Shares. Even if we sell all of the offered Shares, we cannot guarantee the availability of significant revenues or profitable operations in the future, nor can we ensure that our revenues will not decline.

As a company in the development stage, we face challenges in expanding our platform and leveraging the potential of our crowdsourcing network due to the lack of a public market for our securities. We do not have any firm commitments for additional network resources within our crowdsourcing network, and there may be difficulties in obtaining the necessary sweat equity consideration within our network on acceptable terms. If we are unable to secure the required sweat equity consideration within our crowdsourcing network, our ability to expand our platform and achieve our growth objectives is at risk. In such a scenario, there is a possibility that we may not continue as a going concern, and investors could potentially lose their entire investment in our company.

There is no public market for our shares

There is no public market for the Shares, and there are no assurances a public market will ever be established. Accordingly, an investment in the Shares should be considered illiquid.

Our management has full discretion as to the use of considerations from this offering

We presently anticipate that there will be no proceeds from this offering will be used the purposes set forth under “Use of Considerations” appearing elsewhere in this Offering Memorandum. We reserve the right, however, to use the considerations from this offering for other purposes not presently contemplated which we deem to be in our best interests in order to address changed circumstances and opportunities. As a result of the foregoing, purchasers of the Shares offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend, with only limited information concerning management’s specific intentions.

Risks Relating to Our Business

Our lack of business diversification could cause you to lose all or some of your Sweat Equity Investment if we are unable to generate revenues from our primary services.

Sweat equity investment refers to a type of investment where an investor contributes non-cash assets or services in exchange for equity in a company. This means that instead of investing cash, the investor contributes their time, expertise, or other non-cash assets to the company in exchange for shares of stock or equity.

In the case of our company, we are offering investors the opportunity to earn equity in our company through the completion of specific tasks. These tasks are designed to help our company grow and achieve its goals, and investors who complete the tasks will be compensated with equity in our company.

To process this type of investment, we will have a system in place for tracking and verifying the completion of tasks. Once an investor has completed the required tasks, we will issue shares of stock or equity based on the agreed-upon value of the tasks completed. This process will be transparent and documented to ensure fairness and accuracy in the allocation of equity.

Overall, we believe that sweat equity investment is a valuable way for investors to contribute to our company’s growth and success, while also earning a stake in our future. We are committed to ensuring that this process is fair, transparent, and beneficial for all parties involved.

We have a limited operating history with which you can evaluate our business.

We have only recently begun efforts to commercialize our business. We are a brand-new company with no operating history, which may make it difficult for investors to evaluate our business model and to assess our future viability. We are a newly formed company with no operating history upon which an evaluation of our past performance and future prospects can be made. Our operations to date have been limited to organizing the Company, identifying, and assembling our Board of Advisors, engaging in activities related to financings, including this Offering, and beginning the search for appropriate portfolio companies. There is no assurance that we can execute our business strategy successfully or that we will ever be profitable.

Companies without material revenues are subject to a substantially greater number of risks than companies that have demonstrated an ability to market their products or services and generate material sales from these products or services. In addition, our prospects must be considered in light of the risks and uncertainties encountered by the companies in the early stages of development in new and rapidly evolving markets. These risks include our ability to:

• Acquire and retain commercial clients.

• Build awareness and acceptance of our brand name.

• Extend existing and develop new strategic partner relationships.

• Access additional capital when required.

• Attract and retain key personnel.

• List our shares of stock on the New York American Stock Exchange or any other exchange.

There is no guarantee that we will be able to meet these, and other risks and uncertainties related to our limited operating history. We do not have any agreements or understandings with any market maker to file an application on our behalf, and there is no guarantee that we will ever be able to list our shares of stock on the New York American Stock Exchange or any other exchange. This lack of public market liquidity may impact the ability of investors to sell their shares of stock at a reasonable price or at all. If we cannot manage our growth effectively, we may not be able to remain operational. If we are able to market our services effectively, we will experience significant growth in our business and require a substantial increase in our infrastructure (our platform) and number of employees. Businesses which grow rapidly often have difficulty managing their growth. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could affect the future viability of our business.

We have not prepared audited financial statements which may assist you in reviewing our financial condition.

Because we only have had limited operations, we have elected not to spend money in order to prepare audited financial statements. Because the financial statements included in this Memorandum have not been audited by independent accountants, it is possible that the accounting treatment we elected may be inappropriate.

We may require additional capital that may not be available in the future.

If we cannot achieve sufficient cash flows from operation, we will require additional financing. We do not know if additional financing will be available to us on terms that we find acceptable. If financing is not available, we may have to sell, suspend or terminate our operations.

We cannot assure you that we will meet forecasts.

This Memorandum contains a number of forward-looking opinions which are based upon management’s good faith belief and upon assumptions which management expects are accurate. Often some or all of the assumptions behind forecasts prove to be incorrect. We cannot assure you that we will meet our forecasts.

Our business strategy depends in large part on our ability to grow early-stage companies.

Our business model requires us to own and hold in most cases a minor equity position in promising early-stage companies with a developed service or product, at least one customer and two to three years of business activities. There are no assurances that we can identify targets that fit these target investment criteria, and even if we can, that any of the possible transactions under review by us will be concluded successfully. We plan to actively pursue disruptive entrepreneurs and make investments shortly after the Offering. However, there are no assurances that we will be able to do so, or if so, at an attractive valuation.

We may invest in one or more target companies that have existing relationships with entities affiliated with our officers, advisors and existing stockholders which may raise potential conflicts of interest

Our Chief Executive Officer, Mr. Stewart , has not been active in the capital markets. Though companies as well as in their individual capacities, have existing relationships with numerous private companies. In light of their involvement and that of our advisors and existing stockholders with other entities in the private market, the Company may decide to invest in one or more companies affiliated with the Company’s officers, advisors or stockholders. Even though the Company plans to obtain evaluation input from an independent investment banking firm or another independent third party that commonly renders valuation opinions, potential conflicts of interest may still exist, and as a result, the terms of the investment may not be as advantageous to the Company’s public stockholders as they would be absent any conflicts of interest. See “Interest of Management and Others in Certain Transactions.”

We may never generate sufficient income to become profitable

Our ability to become profitable will depend, among other things, upon our ability to successfully identify, evaluate, and purchase a controlling stake in promising early-stage companies at a fair price, and later to monetize that stake. Even if we are able to successfully do these and other things that are within our control, there are a lot of factors beyond our control that could impact our ability to generate income or cash flows or be profitable, including those discussed in these risk factors. In addition, there are numerous risks and uncertainties associated with investing in early-stage companies. Notwithstanding our mentorship and value-added services, there are no assurances that these early-stage companies will succeed or can execute a successful exit strategy. We are unable to predict when or whether we will be able to achieve or maintain profitability. We have no history or track record to demonstrate, and we can make no assurances that our business model will be successful. Consequently, it will be difficult for anyone to predict our future success, performance or viability.

Our business model may require us to have higher operational costs than other business incubators or accelerators.

Our focus is on providing growth capital and other resources to early-stage operating companies, with the goal of supporting and accelerating their growth. While we may hold minority equity positions in some of our portfolio companies, we plan to limit our investment in such “investment securities” to not more than 5% of our total assets on an unconsolidated basis, excluding cash and government securities at any time.

We will implement robust internal procedures to track the valuations of our operating portfolio companies and assess material risks associated with fair value determinations of our assets. These procedures will include selecting, applying, and testing fair value methodologies, overseeing and evaluating pricing services, and maintaining certain records for period-to-period comparisons.

Our operating costs may be higher than those of typical business incubators and accelerators due to the implementation of these procedures. We do not plan to charge our majority-owned portfolio companies for the cost of our value-added services such as employee health and dental insurance, corporate legal and accounting assistance, office and conference space, and others. Instead, we will bear such costs of administration.

Our integrity and accountability standards may negatively affect our bottom-line results

A core tenet of our business model is to advance diversity and inclusion. We will seek to become a “Certified B Corporation,” balancing purpose and profit, considering the impact of our decisions on our employees, customers, suppliers, community, and the environment, and becoming part of a community of leaders that uses business as a force for good. However, there can be no assurances that we will be successful in implementing this strategy or in reaching the status of a “Certified B Corporation” at any time. We believe that more and more companies are signing on to similar underlying operating principles. However, there is no evidence at this time that investors will derive any direct benefits from our status as a “Certified B Corporation.” In our pursuit of protecting the environment and our communities, contributing to a world with less inequality and poverty, better health, greater human connections and more jobs with purpose and dignity, we may make decisions that may be incrementally more expensive to implement, and that may make it difficult for investors to compare us with our competitors that are pursuing bottom-line-only business strategies.

We are not an investment company and we will not divert our attention to a costly host of complex regulations that would divert attention from the conduct of our business, which could materially and adversely affect us.

If we fail to become profitable or are unable to sustain profitability on a continuing basis, then we will need to significantly delay, scale back or discontinue the anticipated levels of our operations.

Even if this Offering is successful, the need to enroll more equity investors will not be If planned operating levels are changed, more time would be needed to implement that plan, but no additional task may be required to execute our business plan. If we are unable to obtain the necessary number of investors in sufficient amounts or on terms acceptable to us, we may be forced to curtail our plans and significantly delay, scale back or discontinue our operations. If we enroll enough equity investor through the issuance of additional equity it could result in dilution to our existing investors or fixed payment obligations that could reduce our ability to continue operations. Furthermore, these securities may have rights senior to your Shares and could contain covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt. Any of these events could significantly harm our business, financial condition and prospects. There is no minimum offering amount for this Offering, and therefore no guarantee that we will be able to make meaningful strides of growth from the number of equity investor in our program.

Our business may be adversely affected by competitive market conditions, and we may not be able to adapt our business strategy to a changing economy during a global pandemic.

We face competition with business incubators, business accelerators, angel investors, venture capital funds and other capital providers. Companies may give more time and attention to other potential investors which are better or better known or have a longer operational history than us. There are no assurances that any of the possible transactions under review by us will be concluded successfully. Even if we are successful in making the investment, competition may compel us to pay prices that are higher than what would otherwise be the case. Success of our business strategy will also depend on our ability to anticipate and keep up with technological developments in the digital world and the changing economy during a global pandemic. If we are unable to implement our strategy successfully or properly react to changes in market conditions, our financial condition, results of operations and cash flows could be adversely affected.

The novel coronavirus (COVID-19) pandemic and the concurrent economic slowdown may have an unexpected effect on our business, financial condition, and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns, and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be affected by a downturn in the U.S. economy, which could have an adverse impact on our ability to make acquisitions and may have a significant impact on our business operations and financial results.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving, and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty.

Risks Relating to Our Management

Our executive officers may significantly influence matters to be voted on and their interests may differ from, or be adverse to, the interests of our Sweat Equity Investors.

The Company’s executive officers control less than 14.9% of our outstanding common stock prior to this Offering. Accordingly, the Company’s executive officers possess significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. This amount of control gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of Sweat Equity Investors. The interest of our majority stockholder may differ from the interests of our Sweat Equity Investors and could therefore result in decisions that are adverse to Sweat Equity Investors.

Risks Associated with A shareholder

Subject: Our Chief Executive Officer and Chairman of the Board of Directors, Johnny Stewart, owns 14.8% of our outstanding shares of common stock and is a shareholder. Mr. Stewart’s significant influence over our company’s management and decision-making processes may create conflicts of interest with our other shareholders and limit our ability to respond to market trends or changes in our industry. As a result, investors should carefully consider the potential risks and benefits associated with our ownership structure before making an investment decision. This section provides a more comprehensive discussion of these risks and benefits.

Johnny Stewart’s status is not a shareholder which would have resulted in conflicts of interest with our other shareholders. Mr. Stewart may have interests that differ from those of our other shareholders, which could lead him to make decisions that are not in the best interests of the company or our other shareholders. Additionally, Mr. Stewart’s ability to exercise significant influence over our company’s management and decision-making processes may limit our ability to respond to market trends or changes in our industry.

However, having a controlling shareholder may also provide us with certain advantages, such as increased stability and continuity in our management team, and the ability to make strategic decisions more quickly. Mr. Stewart’s experience in the capital markets, financing, private equity, and venture capital industries may also provide us with valuable insights and expertise.

Nonetheless, investors should carefully consider the potential risks and benefits associated with our ownership structure before making an investment decision. Any conflicts of interest between a shareholder and our other shareholders could have a material adverse effect on our business, financial condition, and results of operations. Investors should also be aware that, we are not a controlled company.

Our Approach to Generating Revenue

We're excited to share with you the core of how we plan to generate revenue. Our focus is on a strategy called Affiliate Marketing, which we believe holds great potential for our company. This method involves teaming up with other businesses to introduce their products or services to our network of investors and customers. When someone in our network makes a purchase using our recommendation, we have the chance to earn a commission – a portion of the sale – which contributes to the money we bring in.

Companies in the Black Unicorn Factory Pre IPO gram will not participate at all in affiliate marketing program.

It's important to be upfront with you about where we stand right now. As of this moment, we haven't started earning revenue through this strategy. We're in the early stages of putting this plan into action, building relationships and setting the groundwork for success.

Now, let's talk real numbers. While we're enthusiastic about Affiliate Marketing, we can't predict exactly how much income it will bring in. There's a certain level of uncertainty because we're venturing into new territory. We want to be honest with you about the possibilities, even the unpredictable ones.

We respect your choices as investors. You have the option to decide if you'd like to hear from us or not. But we want to share a potential risk with you. If a significant number of investors choose not to receive updates from us, it could impact on our ability to earn money through Affiliate Marketing. We want you to know that these choices matter and could influence our revenue.

In a nutshell, Affiliate Marketing is a significant part of our plan to grow. While we're excited about the journey ahead, we're also aware of the challenges. We're fully committed to being transparent with you, our valued investors, as we navigate this path.

If we lose the services of our key personnel or are unable to attract qualified staff, our business could be adversely affected.

Our future success is substantially dependent upon the performance, contributions, and expertise of our senior management team. In addition, we are depending on our ability to attract and retain qualified management and operating staff. The departure of any of the members of senior management or any other key executive and decline in our inability to attract and retain qualified personnel in the future could have a material adverse effect on our business.

We are dependent on certain key personnel and the loss of these key personnel could have a material adverse effect on our business, financial condition, and results of operations.

Our success is, to a certain extent, could be attributable to the management, sales and marketing, and operational expertise of key personnel, that we currently have and may hire and will perform key functions in the operation of our business. The loss of one or more of these key employees could have a material adverse effect upon our business, that could result in our financial condition, and the results of operations to be adversely impacted.

We face increasing competition from other established companies, small enterprises, and other organizations that have far greater resources and brand awareness than we have.

A significant number of established businesses, including major mining companies and their affiliates, and other organizations have entered or are planning to enter the Business Development Accelerator mining and processing business. Many of these current and potential competitors have substantially greater financial, marketing, research and other resources than we have. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company, and might ultimately affect the potential market price of our stock. Conversely, this concentration may facilitate a change in control at a time when you and other investors may prefer not to sell.

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

We are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financial statements.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although our management has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•risks that we may not have sufficient capital to achieve our growth strategy.

•risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements.

•risks that our growth strategy may not be successful; and

•risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•Establish definitive business strategies, goals and objectives.

•Maintain a system of management controls; and

•Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We plan to become a public company soon after this offering and expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company that we hope to become soon after this offering. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

We may not pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreement with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive consideration in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding year period.

Notwithstanding the above, we are also currently a “smaller reporting company”. Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

BLACK UNICORN PRE- IPO ACCELERATOR PROGRAM:

Black Unicorn Factory has over 100 early-stage operating companies in our “Startup to the Public Market program” and we have over 300 on our waiting list. The companies range from tech companies and biotech to franchises and real estate.

What does it mean for a company to be in the Black Unicorn Factory Pre IPO Program.

Black Unicorn Factory’s pre-IPO accelerator program is designed to help small companies seeking to raise capital on the open market using a mini-IPO under Regulation A of the Securities Act of 1933. Regulation A, also known as the JOBS Act title four, allows smaller companies to raise capital from the public without having to comply with all the stringent requirements of a traditional IPO. Black Unicorn Factory’s program provides support, guidance, and mentorship to these companies to prepare them for a successful mini-IPO, including assistance with developing a strong business plan, refining their financial statements, identifying potential investors, and complying with regulatory requirements under Regulation A. By participating in this program, small companies can benefit from the expertise of experienced professionals and increase their chances of achieving a successful mini-IPO and accessing much-needed capital to grow their business.”

What are the requirements or criteria for selection for this program?

While revenue growth, market potential, and management team experience are all factors that we consider when evaluating potential candidates for our pre-IPO accelerator program, we do not have a set standard or specific criteria for selection. Instead, we evaluate each company on a case-by-case basis to determine whether they are a good fit for our program. We consider a range of factors, such as the company’s overall business model, the competitive landscape of their industry, their target market, and their ability to execute their business plan effectively. We also assess the team’s passion, vision, and commitment to their business and evaluate the potential for long-term growth and success. By taking a holistic approach to our selection process, we aim to identify companies that are well-positioned to benefit from our program and have the potential to achieve a successful mini-IPO and long-term growth.

Conflicts of Interest:

Per SEC guidelines, it is important to disclose any potential conflicts of interest that may arise from our pre-IPO program. We would like to clarify that our company does not have any financial interest or stake in any of the pre-IPO companies that participate in our program. Additionally, none of BUF’s executives or board members have an equity interest in these startups.

POTENTIAL RISK AND REWARD

Risks:

The potential risk of earning equity from a Pre-IPO company is that the company may never go public. In such a case, you would have invested your time and effort without receiving any financial any financial gain. Additionally you could lose out on other job opportunities while working for that pre ipo company. Additionally, there is no guarantee that the value of the stock will increase, and it could even decrease in value.

Rewards:

Earning equity in a Pre-IPO company can be financially lucrative. When the company goes public, the value of the stock can increase significantly, resulting in high returns on your sweat equity investment. All this without having to invest any money.. You get to own a share of the company, and earn maximum profits on your stocks appreciation in value.

Statements Regarding Forward-looking Opinions

______

This Disclosure Statement does not and will not contain “forward-looking opinions.” You can identify forward-looking opinions by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking opinions by discussions of strategy, plans or intentions. These opinions may be impacted by a number of risks and uncertainties.

The forward-looking opinions are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking opinions. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

PLAN OF DISTRIBUTION

This Offering Memorandum will be part a continuous offering process. Periodically, as we have material developments, we will provide an Offering Memorandum supplement that may add, update or change information contained in this Offering Memorandum. Any statement that we make in this Offering Memorandum will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Memorandum supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Memorandum. You should read this Offering Memorandum and the related exhibits filed with the SEC and any Offering Memorandum supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering:

Prior to the Offering, there has been no public market for the Offered Shares. The initial public offering price was determined by the management. The principal factors considered in determining the initial public offering price include:

• the information set forth in this Offering Memorandum and otherwise available.

• the history of our management and consultants and the history of and prospects for the industry in which we compete.

• our projected financial performance.

• our prospects for future earnings and the present state of our development.

• the general condition of the securities markets at the time of this Offering.

• the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

• other factors deemed relevant by us.

Contact information in the Follow Me For Equity app is Your Consideration:

Each investor will complete a single task to earn one share of equity, which we are offering. The task involves filling out the contact questionnaire and clicking the “Yes to Invest” button. By completing the contact questionnaire, investors agree to provide their contact information in the Follow Me For Equity app consideration for receiving one share of equity.

Limit of One Share per Person:

In compliance with the regulations set forth by the Securities and Exchange Commission (SEC), each individual investor is limited to receiving one share of equity. This limitation ensures fair distribution and prevents any individual from receiving multiple shares.

Immediate Stock Certificate Issuance:

Upon completing the contact questionnaire, investors will promptly receive a PDF copy of their stock certificate. The stock certificate will bear the investor’s name and serve as proof of ownership of one share of equity in our company. The stock certificate will be delivered electronically, allowing investors to access it within seconds.

Direct Communication: We will establish direct communication with our shareholders to provide them with updates and relevant information based on the contact details they have provided. This will enable us to keep our shareholders informed and engaged throughout their investment journey.

Our Plan of Distribution is to align with the continuous offering approach allowed under Rule 251(a)(3). Our task-based system will be conducted in a transparent, real time and compliant manner throughout the duration of the offering.

Investment Limitations

No sale of any equity is being offered in this Sweat Equity Offering therefore any limitations or restrictions allowing you to invest or pay more than 10% of the greater of your annual income or net worth does not apply. (Please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Sweat Equity Offering under Regulation A Offering, sweat equity to individual participants must comply with the 10% limitation on investment pursuant to regulation. All sweat equity earners are exempt from any investment limitations as they are not investing any cash but instead using their time and resources as a form of participation. The only investor in most Offerings of this type that are exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)You are a natural person who has had individual income more than $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years and have a reasonable expectation of reaching the same income level in the current year.

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth).

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer.

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets more than $5,000,000.

(v)You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor.

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets more than $5,000,000.

Offering Period and Expiration Date

This Sweat Equity Offering will two days after the Qualification Date and will terminate on a specified date.

Procedures for investing

When you decide to invest for Sweat Equity Offered in this Offering, you should:

1.Electronically receive, review, execute and deliver to us a sweat equity offering memorandum; and

2.Send BUF a electronic acknowledgement that you agree with the terms of our offer.

Any potential investor will have ample time to review our sweat equity subscription agreement, along with their counsel, prior to making any final involvement decision. We shall only deliver such sweat equity subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Offers or Acceptance. Upon receipt of your fully executed subscription agreement, we reserve the right to review and either accept or decline your subscription, in part or in full, for any reason or no reason at all. In the event of rejection, we will promptly notify you, and no further action will be taken. As your investment is based solely on sweat equity, no funds are required or exchanged.

Acceptance of our Offer. Upon acceptance of a sweat equity agreement our offering memorandum, we will execute the agreement and issue the agreed-upon number of shares based on the sweat equity contribution. Once you submit the sweat equity agreement and it is accepted, you may not revoke or change your contribution or request any funds. All accepted sweat equity agreements are irrevocable.

Upon our acceptance of a sweat equity subscription agreement, we will countersign the subscription agreement electronically and issue the shares invested at closing. Once you submit the sweat equity subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted sweat equity subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

There will be no sweat equity offered prior to the acceptance of our Sweat Equity Offering agreement from anyone who want to participate. Equity investors/ Sweat Equity earners are or will not be required to present, to the BUF’s satisfaction, that he/she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Sweat Equity Offering.

No Escrow

There will be no proceeds from this offering and therefore there will not be placed into any escrow account. We will offer our Common Stock on a best-efforts basis primarily through our platform. As there is no minimum offering, there upon the approval of any subscription to this Offering Circular, the Company shall not be depositing any proceeds into any bank account and will not be disposing any proceeds in accordance with the Use of Proceeds.

Stock Transfer Guidelines:

Stock Transfer Agent: Our designated transfer agent will handle all stock transfers on behalf of investors. Please refer to the transfer agent's contact information provided in the offering memorandum for any inquiries related to stock transfers.

Initiation of Stock Transfer: To initiate a stock transfer, investors must contact the transfer agent directly and follow their instructions. The transfer agent will provide the necessary forms and guidance to facilitate the transfer process.

Required Documentation: Investors will be required to submit specific documentation as requested by the transfer agent. This may include a completed stock transfer form, proof of ownership, and any additional documents as specified by the transfer agent.

Transfer Fees: Please note that there may be fees associated with the stock transfer process. These fees, if applicable, will be communicated by the transfer agent and are the responsibility of the transferring party.

Timelines: Stock transfers typically require a certain processing time. Investors should be aware that the transfer process may take several business days to complete. The transfer agent will provide an estimated timeline for the transfer and keep investors informed throughout the process.

Eligible Recipients: Investors may transfer their stock to their personal stock brokerage company, or any other eligible recipient as permitted by applicable regulations. It is important to comply with any restrictions or guidelines set forth by the transfer agent and regulatory authorities.

Contact Information: For any questions or assistance related to stock transfers, investors should reach out to the transfer agent directly using the contact information provided in the offering memorandum.

Please note that these guidelines are provided for informational purposes only and should not be considered legal or financial advice. Investors are advised to consult with their own legal and financial professionals for guidance specific to their individual circumstances.

USE OF CONSIDERATIONS

Use of Networkers Participation:

Our allocation of resources will depend on the specific needs and goals of the company, but it should ultimately contribute to the overall success and growth of the business. We plan to use our networks leverage to pay for the things we need to do to develop our business.

HOW WE INTEND TO MAKE MONEY:

As an investor, you may be curious about how Black Unicorn Factory generates revenue and sustains its operations. One of the key strategies the company employs is affiliate marketing. Let me explain how it works and how it contributes to the company’s financial success.

Black Unicorn Factory forms partnerships with other businesses and promotes their products or services to its network of investors, which includes you as an investor. When these investors make a purchase from one of the partner businesses based on Black Unicorn Factory’s referral, the company earns a referral fee or commission.

By leveraging its extensive network and investor base, Black Unicorn Factory is able to showcase a variety of products and services to its investors. These promotional offers and exclusive deals are made available through affiliate marketing. When you, as a investor, make a purchase using the unique links or codes provided by Black Unicorn Factory, the partner business can track that sale back to Black Unicorn Factory’s referral. As a result, the company receives a portion of the revenue from the sale as a referral fee. Investors will be given the option to opt out of being offered products and merchandise from third parties. They can opt out of at any time and for any reason. Investors have the option to opt out of receiving communications or offers from third parties.

This revenue generated from affiliate marketing serves as a significant source of income for Black Unicorn Factory. It enables the company to cover various operational expenses, such as employee salaries, office rent, marketing activities, and other costs associated with running the business.

By leveraging its partnerships and network, Black Unicorn Factory curates and promotes products and services that it believes its investors will find valuable. These offerings may include a diverse range of items, such as software subscriptions, online courses, exclusive deals on physical products, access to premium services, and more. The company carefully selects these offerings to ensure they align with the interests and needs of its investor base.

The discounted prices and free trials provide added incentives for investors to explore and try out these products and services. By offering these benefits, Black Unicorn Factory aims to enhance the investor experience and provide access to valuable resources at a more affordable or risk-free basis.

From an investor’s perspective, this approach creates multiple advantages.

Firstly, it increases the engagement and satisfaction of investors, as they can discover and benefit from a wide array of products and services that cater to their interests and needs. This, in turn, contributes to investor retention and loyalty.

Secondly, by driving sales and transactions through its affiliate marketing model, Black Unicorn Factory earns referral fees or commissions. These revenues not only cover operational expenses but also provide a source of funding for the company’s lending initiatives and overall growth.

Thirdly, it’s important to note that every purchase made by investors through Black Unicorn Factory’s platform contributes to the success and profitability of the company itself. As an investor, this is a significant aspect to consider.

When investors make purchases through our platform, it not only provides them with access to valuable products and services but also directly benefits Black Unicorn Factory. As a shareholder in the company, these purchases contribute to the company’s overall revenue and financial performance.

By supporting the company through their purchases, investors actively contribute to the growth and success of Black Unicorn Factory. This can result in increased shareholder value and potential returns on investment. The more successful the company becomes in generating revenue and building its customer base, the greater the potential for long-term profitability and value appreciation.

Therefore, as an investor, it is crucial to recognize that the products and services offered by Black Unicorn Factory not only provide value to investors but also directly impact the success and financial well-being of the company itself. By aligning their purchasing decisions with the company’s offerings, investors play an integral role in the growth and profitability of the company, ultimately benefiting themselves as investors.

By participating in affiliate marketing, Black Unicorn Factory not only generates revenue but also strengthens its network of products and services. This benefits both the company and its investors, including you as an investor. As Black Unicorn Factory continues to attract more partner businesses and expand its investor base, the potential for generating revenue through affiliate marketing increases.

Use of Working Capital and Revenue Generation

Revised Use of Working Capital and Revenue Generation:

This offering will not be seeking to raise any working capital or generate any cash revenue. No funds will be collected, and none will be accepted for any equity in this offering. The function here is to capture a crowd of equity crowdsourcing participants who will work for BUF aiding it in it growth and success as a collective. We are conducting this offering on a “best-efforts” basis.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value a single task per share of common equity immediately after completion of this offering. Net tangible book value is the amount that results from subtracting our total liabilities and intangible assets from our total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares of Common Stock being offered. Dilution of the value of the shares of Common Stock you purchase is also a result of the lower net tangible book value of the shares held by our existing shareholders.

As of December31, 2022 the net tangible book value of our shares of common equity, which includes our Common Stock was approximately $26.40 based upon combined outstanding shares of 2,488,000 Common Stock and 11,000,000 shares of common stock. The following table provides information regarding:

•the net tangible book value a single task per share of common equity before and after this offering.

•the amount of the increase in the net tangible book value a single task per share of common equity attributable to the purchase of the shares of Common Stock being offered hereby; and

•the amount of the immediate dilution from the public offering price which will be absorbed by purchasers in this offering.

The following table presents information assuming the sale of:

•25% of the shares offered hereby.

•50% of the shares offered hereby.

•75% of the shares offered hereby.

•100% of the shares offered hereby.

These four dilution scenarios below are presented for illustrative purposes only and the actual amount of dilution to purchasers in this offering may differ based upon the number of shares of Common Stock sold in this offering.

	Offer of	Offer of	Offer of	Offer of
	5,000,000	10,000,000	15,000,000	75,000,000
	Shares (25%)	Shares (50%)	Shares (75%)	Shares (100%)
Assumed Initial Public Offering price a single task per share	$1.00	$1.00	$1.00	$1.00
Net tangible book value a single task per share of common equity as of December 31, 2020	$0.0005	$0.0005	$0.0005	$0.0005
Increase in net book value a single task per share of common equity due to offering	$0.2694	$0.4248	$0.5257	$0.5964
Proforma Net tangible book value a single task per share of common equity after offering	$0.2699	$0.4253	$0.5262	$0.5969
Dilution a single task per share to investors purchasing shares of Common Stock in this offering.	$0.7301	$0.5747	$0.4738	$0.4031

The following table sets forth on a pro forma basis, at December 31, 2022, the number of shares of common stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price a single task per share paid or to be paid by existing holders of common stock and by the new investors,

	Shares purchased		Total Consideration		Average
5,000,000 shares offered (25%)	Number	Percent	Amount	Percent	Price a single task per share
Existing stockholders	13,488,000	72.96%	$7,203	0.14%	$0.0005
New investors	5,000,000	27.04%	$5,000,000	99.86%	$1.00
Total	18,488,000	100.00%	$5,007,203	100.00%	$0.2708
Offer of 10,000,000 shares (50%)
Existing stockholders	13,488,000	57.43%	$7,203	0.07%	$0.0005
New investors	10,000,000	42.57%	$10,000,000	99.93%	$1.00
Total	23,488,000	100.00%	$10,007,203	100.00%	$0.4261
Offer of 15,000,000 shares (75%)
Existing stockholders	13,488,000	47.35%	$7,203	0.05%	$0.0005
New investors	15,000,000	52.65%	$15,000,000	99.95%	$1.00
Total	28,488,000	100.00%	$15,007,203	100.00%	$0.5268
Offer of 75,000,000 shares (100%)
Existing stockholders	13,488,000	40.28%	$7,203	0.04%	$0.0005
New investors	75,000,000	59.72%	$75,000,000	99.96%	$1.00
Total	33,488,000	100.00%	$20,007,203	100.00%	$0.5974

BUSINESS

OVERVIEW OF BLACK UNICORN FACTORY

BLACK UNICORN FACTORY (BUF) stands as a unique business development program and barter exchange network. We offer a novel approach to business growth and an investment opportunity all in one. By providing equity in exchange for users' contact information in the Follow Me For Equity app removing traditional financial barriers to investment we can form communities of engaged business supporters who in turn can assist in the business growth and benefit from that growth. Both mutually benefit.

Our platform prioritizes user-friendliness and is conveniently accessible across several channels. It can be downloaded from the Apple App Store and the Google Play Store for Android users. Furthermore, our platform can be accessed via a web-based application, thereby reaching a wider user base.

Our model at BUF significantly differs from conventional investment methods. We do not require a monetary investment from our users. Instead, by merely providing their Name, Address, Phone number, and Email (N.A.P.E.) via a contact form in the Follow Me for Equity app and agreeing to our terms of our Offering Memorandum, users become eligible for equity ownership in BUF.

At BUF, we deeply value our users' privacy and confidentiality. The contact information in the Follow Me For Equity app collected is utilized exclusively for maintaining clear communication with our users. This includes providing updates about their investments and informing them about special offers related to our platform. We ensure this information is not shared with third parties, thereby maintaining strict privacy standards.

Simultaneously, as a business development program, BUF is committed to assisting startups and other business ventures in their scaling efforts. We are also a barter exchange network, further innovating traditional business development methods.

Our revolutionary model is facilitated through our mobile application, "Follow Me For Equity." This application empowers users to acquire equity in the Black Unicorn Factory without a monetary investment. Their contact information obtained in the Follow Me for Equity app is instead used as consideration for a single share of equity. This innovative method democratizes access to equity, making investment feasible for a broader audience, and allowing for increased participation in business growth and development opportunities.

BLACK UNICORN FACTORY (BUF) represents a pioneering force within the sphere of Business Development and Barter Exchange Networks. Our non-conventional model welcomes individuals to trade their contact information in the Follow Me for Equity app for equity, hence presenting a potential path to becoming equity owners in BUF.

In the ever-evolving world of finance and investment, BUF carves out a unique position with an innovative approach that links individuals, institutions, and professional investors. We have designed our platform to empowers these participants to back creative, social, and business initiatives. Our Barter Exchange Network is redefining investment accessibility, offering a broader audience the chance to become part of forward-thinking companies.

Our philosophy hinges on bartering strategies, deeply embedded in every transaction we facilitate. Through bartering, we eliminate the need for cash or money, creating a pathway for businesses to preserve their capital for other vital expenses and boosting their operational efficiency. By facilitating resources in exchange for equity, bartering propels businesses toward profitability without impacting their cash flow.

BUF operates on a principle of mutual growth and symbiosis, bringing together small businesses and a community of committed individuals. Small businesses gain the essential support required for scaling and growth, while the individuals get an unprecedented opportunity to invest in these ventures.

Our emphasis on community-centric practices has the potential to transform conventional models of business growth. We nurture a mutually beneficial ecosystem, allowing businesses to thrive with the backing of their communities and offering individuals an avenue for investment that surpasses traditional financial barriers.

Thriving communities of supporters often serve as the pivotal driving force for businesses, especially during their initial stages. Their support, extended as feedback, referrals, or promoting business awareness within their networks, can significantly amplify the growth and success of a business.

Simultaneously, BUF offers an investment opportunity for those who might lack the financial means for traditional investment yet possess a keen interest in supporting growing businesses. By trading equity for their contact information, in the Follow Me for Equity app BUF presents these individuals with a unique chance to benefit from the potential success of the businesses they advocate for.

This approach has positioned BUF as an inclusive platform that enhances business growth while democratizing investment access, fostering a vibrant ecosystem where businesses and individuals can simultaneously thrive.

Our groundbreaking platform is reshaping business development. At BUF, we see beyond traditional contribution models, considering your contact information in the Follow Me for Equity app as an asset that is exchangeable for equity.

Through our innovative mobile application, "Follow Me for Equity," your contact information becomes an investment itself, a token exchanged for a single share of equity. By providing your contact information in the Follow Me For Equity app via you unlock the potential to earn a share of equity in the Black Unicorn Factory, democratizing access to equity ownership.

Our unique approach to barter-based equity exchange reimagines your contact information in the Follow Me For Equity app an asset, not a monetary contribution. This contact information in the Follow Me For Equity app is traded for equity in the Black Unicorn Factory, creating new opportunities for a wider array of individuals to gain equity ownership.

Privacy forms a critical pillar at BUF. We strictly adhere to data privacy norms and regulations, ensuring that our investors' contact information in the Follow Me For Equity app is handled with the utmost confidentiality. This information is not shared with any third parties. Furthermore, we respect our investors' preferences, offering them the option to opt out of any solicitations at any time.

BUF embodies an inclusive platform that propels business growth, democratizes investment access, safeguards privacy, and harnesses the efficiency of barter. Thus, we cultivate an ecosystem where both businesses and individuals can mutually prosper.

WE ARE A BARTER EXCHANGE NETWORK

The BLACK UNICORN FACTORY (BUF) is a trailblazing business development program that revolutionizes the concept of investment through our all-inclusive Barter Exchange Network. With our unique mobile application, "Follow Me For Equity," we empower individuals from all walks of life, particularly those struggling financially, to become equity owners by bartering their contact information.

UNLEASHING THE POWER OF NON-MONETARY INVESTMENT

At BUF, we recognize the untapped potential of human capital, especially among indigent investors. Our mission is to provide a platform that leverages the strength of a Barter Exchange Network to catalyze the rapid growth of tech startups, transforming them into highly successful, multi-revenue-based corporations.

This barter-based approach presents an alternative to the traditional investment landscape, which often overlooks minority businesses. By harnessing the power of human capital and community support, we redefine the investment paradigm. Our proprietary method generates up to 25 streams of revenue, offering unparalleled advantages to businesses within our network.

EMPOWERING BUSINESSES, BUILDING RESILIENCE

Through our network, businesses gain unprecedented strength and resilience against failure and disruption. In a world where 90% of small businesses fail, our community-centric approach changes the game. By connecting businesses with a supportive community, we enable them to thrive and significantly reduce their failure rate to less than 9%.

"FOLLOW ME FOR EQUITY" - OUR GROUNDBREAKING MOBILE APP

The heart of our innovative approach lies in our groundbreaking mobile app, "Follow Me For Equity." It redefines equity acquisition by allowing users to earn BUF equity through the barter of their contact information. This revolutionary process eliminates the need for monetary investment. Users simply complete a contact questionnaire, instantly becoming equity shareholders in BUF and gaining a stake in our collective success.

EMPOWERING FINANCIAL WELLBEING

BUF is driven by a mission to elevate the financial wellbeing of individuals worldwide, regardless of their financial standing. We are committed to leveling the financial playing field and making the investment threshold accessible to all. By democratizing access to equity, BUF aims to become a global leader in alternative investment programs, fostering empowerment and success for everyone.

SUMMARY

BLACK UNICORN FACTORY is a California corporation focused on identifying and nurturing early-stage startups with the potential to disrupt their respective marketplaces. Our mission is to transform innovative ideas into successful and disruptive ventures.

As a Barter Exchange Network, our approach diverges from traditional investment models. We actively participate in the growth and development of startups through a unique bartering system. We offer comprehensive support, including management, marketing, technical expertise, office space, human resources, payroll services, legal and accounting assistance, transaction advisory, investment banking services, sales guidance, and mentoring support. Our commitment extends beyond short-term programs, as we stay involved with startups for an average period of three to seven years.

Our focus is on identifying highly promising opportunities and fostering long-term potential rather than solely pursuing short-term financial returns. By leveraging the power of a barter exchange network, we aim to assemble a portfolio of disruptive companies led by exceptional teams. This approach allows BLACK UNICORN FACTORY to drive market disruption and generate value for our members within the Barter Exchange Network.

At BLACK UNICORN FACTORY, we are committed to nurturing disruptive ideas and supporting promising startups. Through our comprehensive barter-based support and long-term engagement, we aim to catalyze the growth and success of startups, creating a portfolio of groundbreaking enterprises that reshape their industries.

THE COMPANY'S BUSINESS

Overview

BLACK UNICORN FACTORY is a pioneering Barter Exchange Business Development program that operates on a unique barter-based system. Our platform allows individuals from around the world to participate in the growth and success of Black Unicorn Factory by exchanging their contact information in the Follow Me For Equity app for equity. We have transformed the traditional investment paradigm by embracing the power of bartering and cultivating a community of supporters who contribute to the growth of the Black Unicorn Factory

BARTER-BASED SYSTEM AND COMMUNITY SUPPORT

At BLACK UNICORN FACTORY, we have replaced the concept of sweat equity with the transformative power of bartering. Through our platform, individuals can invest in Black Unicorn Factory by exchanging their contact information, creating a mutually beneficial relationship. As these Black Unicorn Factory grows, the community of supporters provides invaluable assistance, contributing resources, expertise, and networks that accelerate their success.

Our unique barter-based system allows Black Unicorn Factory to conserve cash capital by utilizing the resources and support of the community. This approach enables businesses to allocate their financial resources efficiently, ensuring profitability and sustainable growth. By fostering a community of supporters, we create an ecosystem where Black Unicorn Factory can thrive with the assistance of engaged and dedicated individuals.

BUILDING A SUPPORTIVE COMMUNITY

At BLACK UNICORN FACTORY, we believe that the support of a community is crucial for the growth and success of Black Unicorn Factory. Our platform connects Black Unicorn Factory with individuals who are passionate about their vision and are willing to contribute their resources, networks, and expertise. This community-driven approach not only accelerates the growth of Black Unicorn Factory but also provides a unique investment opportunity for individuals who lack traditional financial resources.

By nurturing a community of supporters, we create an environment where Black Unicorn Factory can overcome challenges, access valuable resources, and tap into the collective wisdom of the community. The active participation of the community enhances brand awareness, expands market reach, and fosters a sense of ownership and pride among the supporters.

In summary, BLACK UNICORN FACTORY revolutionizes the investment landscape by leveraging the power of bartering and community support. Through our platform, individuals can invest in Black Unicorn Factory by exchanging their contact information, becoming part of a vibrant community that actively contributes to the growth and success of these businesses. Together, we create a powerful ecosystem where Black Unicorn Factory thrive and individuals gain a unique investment opportunity that goes beyond traditional monetary means.

WE ARE A BARTER EXCHANGE NETWORK

In the past, acquiring stock in a company was believed to be exclusive to cash investments. However, BLACK UNICORN FACTORY is challenging this notion and offering a new avenue for prospective investors. We recognize that investing with something other than money can be equally valuable. That's why we have embraced the concept of equity for non-monetary consideration, creating an innovative barter-based system that allows you to invest without stretching yourself financially. At BLACK UNICORN FACTORY, we are committed to helping you achieve this opportunity without spending a penny.

Frequently Asked Questions (FAQ):

How can I invest in your offering and earn equity?

Investing in our offering and earning equity is as simple as completing a single task: agreeing to our Offering Memorandum and providing your contact information. By expressing your agreement and providing your contact information, you fulfill the primary requirement for participating in our offering and earning equity. Once you have completed this task, your equity will be instantly delivered to you online. We have streamlined the process to ensure ease of participation and prompt delivery of equity.

How do you monitor whether the investor has completed the task?

Once we receive your agreement and contact information in the Follow Me For Equity app and successfully confirm it through CAPTCHA (Completely Automated Public Turing Test to Tell Computers and Humans Apart), we consider the task successfully completed. Your agreement, contact information, and successful CAPTCHA verification serve as confirmation that you have fulfilled the task requirement. Rest assured that upon completion, we will promptly deliver your earned equity, ensuring platform security, offering integrity, and maintaining transparency throughout the process.

BLACK UNICORN FACTORY has developed an innovative Equity Barter Exchange Network App. Instead of investing money in companies on the App, you invest your contact information in the Follow Me For Equity apps consideration. By exchanging your information on the App, you earn stock or equity in BUF. We offer people an opportunity to exchange equity for non-monetary consideration at this time, eliminating the need for cash investments. Black Unicorn Factory will receive the support it needs, while indigent investors lacking capital can invest in BUF, contributing to its growth and potential as a publicly traded company.

BLACK UNICORN FACTORY, a technology Accelerator Company based in Los Angeles, caters to investors who want to participate without having the financial means. Our business model specifically targets financially struggling startup owners, offering them a business development program that utilizes social media followers to rapidly scale the Black Unicorn Factory into valuable and profitable Tech company. For low-income earners, we provide an investing app called "The Follow Me For Equity App," enabling social media users to earn equity or stock by simply exchanging their contact information.

We are dedicated to building a business based on professionalism, courtesy, reliability, and strong relationships with our partners and customers, ensuring consistent revenue from our services. Our commitment to excellence, presence, maintaining a good business credit rating, minimizing claims, and achieving goals quickly contribute to the development of a nationally recognized brand. We hold ourselves accountable to the highest standards, meeting our clients' precise needs and being a driving force behind their financial success.

BLACK UNICORN FACTORY it’s goal is to the goal of disrupt marketplaces. Our business plan revolves around three key components:

Practicing what we preach: BLACK UNICORN FACTORY offers barter-based equity consideration for stock to individuals who wish to own a piece of a company striving to go public one day. This opportunity is not limited to wealthy accredited investors but extends to non-accredited individuals lacking the capital to invest. Our single online task allows individuals to earn one share of stock by providing their contact information. The contribution required will not exceed 10% of the greater of the non-accredited investor's annual income or net worth.

• First, embodying our principles through action, BLACK UNICORN FACTORY by offering barter-based equity consideration to individuals who aspire to own a stake in companies aiming to go public. This opportunity extends beyond accredited investors to include non-accredited individuals who are enthusiastic about investing but lack the necessary capital. Our innovative approach allows these individuals to contribute their contact information in the Follow Me For Equity app a form of barter, earning them one share of stock. This contribution is limited to a maximum of 10% of the investor's annual income or net worth, ensuring accessibility for all. The exchange of information is not tied to one's job or income but to their commitment to help companies thrive.

• Second, we identify visionary, leadership-driven startups with a first-to-market advantage, capable of creating substantial and measurable market disruption. We empower these startups by providing them with the necessary capital, operational support, mentorship, and market access. Our aim is to enable their leadership to focus primarily on technology innovation, product development, and customer acquisition.

• Third, we ensure that our portfolio companies maintain their vision and have the essential resources, capital, and market access to achieve our collective objectives and accelerate their growth. We provide comprehensive support services beyond their core expertise, including assistance in establishing a robust legal structure, implementing effective accounting systems, and leveraging our Barter Exchange Network's human resources, operations, management, and advisory network. By addressing operational challenges unrelated to technology or growth, we enable streamlined operations, transparent valuation, and reduced complexities when pursuing acquisitions, management buyouts, additional capital raises, or mergers with third parties.

Through these three components, BLACK UNICORN FACTORY anticipates generating substantial returns by nurturing and supporting startups that align with our criteria during their initial stages. As these companies grow and mature, we plan to monetize our assets through avenues such as recapitalization, special dividends, or strategic exits.

As of the date of this Offering Circular, we operate as a barter exchange network and business accelerator. Our primary goal is to cultivate a loyal community of supporters who actively contribute to the success of the startups we nurture. Under Regulation A, BLACK UNICORN FACTORY strives to be a pioneer in this approach, utilizing advanced SaaS technology to maintain an electronic share register. We are committed to maintaining regular communication with our barter-based stakeholders, ensuring transparency and accountability throughout our journey.

Lastly, as an integral part of our business model, we embrace a Values Statement that emphasizes diversity and inclusion. We aim to become social entrepreneurs in style harmonizing purpose and profit and considering the broader impact of our decisions on employees, customers, suppliers, community, and the environment. By joining a community of leaders who leverage business as a force for good, we aspire to make a positive difference in the world.

ABOUT OUR BARTER-BASED BUSINESS MODEL

At BLACK UNICORN FACTORY, our mission is to nurture and transform innovative ideas into disruptive and successful companies through the power of barter. We provide a comprehensive suite of services and benefits to every company in our portfolio, enabling their management teams to focus on technology creation, product development, and customer acquisition at scale. Our diverse environment offers patient and enthusiastic capital, deep operational and corporate finance mentoring, and an expansive network of advisors and professionals crucial to the success of early-stage companies. We aim to guide, nurture, and collaborate with highly motivated management teams and disruptive entrepreneurs who bring deep domain experience, a strong understanding of market opportunities, and a business model targeting high growth and high profit.

While traditional business incubators and accelerators focus on recapitalization and raise funds less frequently, our pioneering barter-based incubator model sets us apart. Instead of acquiring controlling stakes in portfolio companies, we provide them with a robust support structure that significantly enhances their chances of success. Through our incubation process, entrepreneurs can leverage our management, marketing, and technical support, along with office space, human resources and payroll services, legal and accounting assistance, transaction advisory and investment banking services, and other types of mentoring support. Unlike short-term incubator programs, we maintain involvement with our portfolio companies for an extended period, typically three to seven years on average. Our focus goes beyond short-term financial returns as we seek disruptive companies and winning teams to create a platform of portfolio companies that shake up their respective markets, ultimately generating attractive returns for our investors.

We have no plans to acquire majority equity positions in our portfolio companies or exercise controlling voting rights. Instead, we act as their business incubator, providing them with a suite of "blue-chip" benefits to enhance their likelihood of success. Even for companies in which we hold a less-than-controlling equity position due to valuation or other reasons, we offer access to the same value-added services. These companies become part of our portfolio platform but are not directly controlled by us. To ensure compliance with the Investment Company Act and maintain flexibility, we implement robust internal procedures to track valuations of our operating portfolio companies continuously. This ensures that these companies represent at least 60% of our total assets on an unconsolidated basis, excluding cash and government securities.

MARKET OPPORTUNITY

In the U.S., three out of five start-up companies struggle to survive beyond three years. However, as start-ups mature and receive outside funding, guidance, and mentorship, their likelihood of success increases. We target companies that have already demonstrated business viability by delivering a product to the market, acquiring customers, or making significant progress in product development and customer acquisition. Clearing these significant hurdles in the business cycle reduces certain completion and success risks. By offering capital, value-added services, guidance, mentorship, and expansive networks, we provide important support and guardrails for their future growth. Our timing aligns with the changing landscape brought about by the COVID-19 pandemic and economic shifts, creating numerous opportunities for disruption and innovation across industries and processes.

OUR STRATEGY

Our winning strategy revolves around partnering with initiative-taking management teams and disruptive entrepreneurs. We believe that selecting companies with a developed technology, service, or product, at least one customer, and two to three years of business activities enhances their likelihood of success. We recognize that start-up companies face the highest risk of failure during the initial years.

ABOUT OUR BARTER-BASED BUSINESS MODEL

At BLACK UNICORN FACTORY, our goal is to transform our innovative ideas into disruptive and successful companies through a unique barter-based approach.

To achieve this, we offer a comprehensive suite of services and benefits to every company in our portfolio. This empowers their management teams to focus on creating technology, building products and services, and acquiring customers at scale. Our highly diverse environment provides patient and enthusiastic capital, deep operational and corporate finance mentoring, and an expansive network of professionals who can advise and open doors in key areas for early-stage companies. We actively guide, nurture, and collaborate with initiative-taking management teams and disruptive entrepreneurs. We expect all BLACK UNICORN FACTORY entrepreneurs to bring deep domain experience, understand their market opportunities, and have developed business models targeting high growth and high profitability.

While traditional business incubators and accelerators focus on raising funds and acquiring equity positions, our pioneering barter-based incubator model sets us apart. We do not acquire controlling stakes in portfolio companies. Instead, we provide them with a robust support structure that significantly enhances their chances of success. This unique support attracts entrepreneurs who seek partners with our expertise, allowing them to focus on their core skills.

As an incubator, we actively participate in the business of our portfolio companies through a bartering system. We provide various services including management, marketing and technical support, office space, human resources and payroll services, legal and accounting assistance, transaction advisory and investment banking services, as well as guidance, mentoring, and other forms of support. Unlike short-term incubator programs, we maintain long-term involvement with our portfolio companies, typically spanning three to seven years on average. Our focus extends beyond short-term financial returns as we seek disruptive companies and winning teams to create a platform of portfolio companies that bring about disruption in their respective markets, generating attractive returns for our investors.

We do not intend to take equity positions or exercise controlling voting rights in our portfolio companies. Instead, we act as their business incubator by providing a suite of "blue-chip" benefits aimed at enhancing their likelihood of success. Even for companies where we hold less-than-controlling equity positions due to valuation or other reasons, we offer access to the same value-added services. They become part of our portfolio platform without being directly controlled by us. To ensure compliance with regulatory requirements, we have robust internal procedures in place to track the valuations of our operating portfolio companies on an ongoing basis. This ensures that these companies always represent at least 60% of our total assets on an unconsolidated basis, excluding cash and government securities.

MARKET OPPORTUNITY

In the United States, three out of five start-up companies struggle to survive beyond three years. However, as start-ups mature and receive outside funding, guidance, and mentorship, their likelihood of success increases. We target companies that have already demonstrated business viability by delivering products to the market, acquiring customers, or making significant progress in product development and customer acquisition. Clearing these significant hurdles in the business cycle reduces certain risks and enhances their chances of success. We believe that our capital, value-added services, guidance, mentorship, and expansive networks can provide important support and guidance, allowing experienced managers to maintain focus on core capabilities without stifling creativity or the ability to disrupt markets or product sets.

The COVID-19 pandemic and concurrent economic slowdown have caused significant shifts in all areas of society. We anticipate a surge in creativity and a rethinking of business practices and daily routines. BLACK UNICORN FACTORY is well-positioned to foster growth and drive change. We believe there are numerous industries, niches, and processes ripe for disruption. Some examples include mobile banking solutions for unbanked populations, educational digital testing and performance optimization, brand engagement through online gaming and cellular networks,

•Nurturing and Advising – Our collaborative and consensus-seeking approach is much preferred to the protective provisions typically required by venture capital firms. We believe in collaboration with winning management teams, and that includes achieving consensus with our portfolio companies on per case corporate decisions. A typical venture capital investment requires certain protective provisions in the portfolio company’s governing documents. These provisions generally require the venture capital firm’s approval for all major corporate events such as offer of the company, additional financings, mergers and acquisitions, material employment agreements, material joint ventures, and other relationships, regardless of the size of the firm’s equity stake in the portfolio company.

•Mitigating Risks for Failure – The suite of value-added services we offer to our portfolio companies will enhance their likelihood of success. For our operating portfolio companies, we will wrap them with our support and services (see “Business - Our Strengths and Competitive Advantages”) that will increase their competitive advantages. For our other portfolio companies that are not our portfolio companies, we will offer them access to the same support and services, and if accepted, we believe these benefits will not only mitigate their risks for failure but enhance their likelihood of success.

•Recognizing High Probabilities of Scale – Our platform of portfolio companies in the digital space will allow us to achieve economies of scale. For instance, we will be in a much better position to negotiate on behalf of our portfolio companies with third-party human resources benefits providers. We expect to be able to purchase higher-quality and more comprehensive human resources benefits for employees of our portfolio companies than these companies can on an individual basis.

•Multiple Bottom Lines – We offer attributes that will increase likelihood of long-term and outsized success. Because there is no agreed, strict definition of an ESG (environmental, social and corporate governance) investing, we cannot claim strict adherence to a set of ESG principles. But we do believe in socially responsible investing, and we seek to put ESG principles into practice. We seek companies doing excellent work and whose business at a minimum is not causing harm to the environment, society, or the industry. BLACK UNICORN FACTORY change can appear to shake up an industry, but we see that as a positive change. Further, we seek founders and entrepreneurs who understand that diversity of thought breeds success which is best achieved with a diverse workforce. Pay levels, ethical treatment of the entire value chain, and transparency are additional attributes that we offer and value. We believe that these values increase the likelihood of long-term and outsized success.

We do not intend to hold any equity positions in any of the portfolio companies in our program this will allow us to focus our efforts on growth. We want to not be deemed an “investment company” under the Investment Company Act. To ensure strict compliance with this asset test so as not to trigger the Investment Company Act, we plan to develop and implement robust internal procedures to track valuations of our operating procedures in dealing with the companies in our program. (See “Business – Investment Company Act Considerations.”)

We are not a holding company, but rather a company focused on supporting and accelerating the growth of startups. Our success and equity consideration program will primarily depend on, and be associated with, the success of such business operations. We are not engaged in the business of, nor will we ever be compensated for, rendering investment advice. Therefore, neither we nor our management will be deemed an “investment adviser” subject to registration under the Investment Advisers Act of 1940 or the Blue Sky laws.

Our Strengths and Competitive Advantages

We believe our competitive strengths lie in the “blue-chip” benefits we confer and make available to all our portfolio companies. We believe that these benefits will greatly enhance their likelihood of success. Some of these benefits include:

•Enthusiastic, supportive, human capital – Unlike business accelerators who may be more focused on short term financial returns, we plan to provide enthusiastic, supportive, and patient capital. Through mentorship, we will also coach management on how to raise subsequent rounds of financing for their own organic growth, growth through acquisitions, management buyouts, or other material events.

•Operational support, if needed – Many of our principals and advisors are serial entrepreneurs and veterans in technology, information design and infrastructure (our platform), banking, corporate finance, and business incubator business. If needed, we will provide a wide range of operational support that may include management, marketing and technical support, office space, employment human resources and payroll services, legal and accounting services, transaction advisory and investment banking services, offers guidance and support, management and advisory services, and other types of mentoring support, including access to governmental lobbying where needed and diversity training and management. We believe the winning formula is to remove some of the operational challenges common to early-stage companies that may distract management from growing the business.

•Mentorship – We promote idea exchange, coaching and collaboration. We plan to be active participants in all material aspects of our operating portfolio companies’ business. We believe that each of our portfolio companies has a unique business or market advantage, and we plan to nurture that advantage and coach management on how to best leverage this advantage. Wherever possible, we also plan to encourage our portfolio companies to collaborate for mutual benefits.

•Network of professionals – Our network stems from long-term relationships. This includes clients and senior managers across industries and disciplines, influencers, business developers, product designers and developers, and board members. We plan to customize our deployment of our deep and extensive networks to each portfolio company and help them open doors and opportunities to offers and partnerships.

Investment Company Act Considerations: NOT

We intend to continue to conduct our operations so that neither we, nor any of our portfolio companies, is required to register as investment companies under the Investment Company Act.Section3(a)(1)(A)of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section3(a)(1)(C)of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% asset test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned portfolio companies that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section3(c)(1)or Section3(c)(7)of the Investment Company Act.

We will monitor our compliance in the portfolio companies to ensure that each of our portfolio companies is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act. The securities issued by any wholly-owned or majority-owned, that are excluded from the definition of ”investment company” based on Section3(c)(1)or 3(c)(7)of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We believe that neither we nor certain of our portfolio companies will be considered investment companies for purposes of Section3(a)(1)(A)of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily engaged in the business of investing, reinvesting or trading in securities. Rather, we and such portfolio companies will be primarily engaged in non-investment company businesses. Consequently, we and our portfolio companies expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

The Investment Company Act defines a majority-owned, of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned, of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned portfolio companies. The determination of whether an entity is a majority-owned, of our Company is made by us. We also treat portfolio companies of which we or our wholly-owned or majority-owned, is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned, is required for all major decisions affecting the portfolio companies (referred to herein as “Controlled Portfolio companies”), as majority-owned portfolio companies even though none of the interests issued by such Controlled Portfolio companies meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Portfolio companies are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned portfolio companies, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors— If we are deemed an ‘investment company’ under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted.”

Employees

We currently have five full time employees. A fourth employee will start part-time January 1, 2021.

Competition

Our ability to produce revenues will rely on several factors including and not limited to identifying winning management teams and disruptive entrepreneurs. We will compete with angel investor groups, traditional business incubators, business accelerators and venture capital firms many of whom may have a lot more capital and other resources than we do.

Intellectual Property

We have several patents or trademarks.

Legal Proceedings

We are not involved in any litigation, and our management is not aware of any pending or threatened legal actions relating to intellectual property, conduct of our business activities, or otherwise.

The Company’s Property

We do not own any real estate, our office space. We maintain an executive office in a 21-story building located new Los Angeles LAX Airport indicated on the cover page of this Offering Memorandum.

Our objective is to invest in small tech companies. Investing $1 to $3 million. Then expand further as new technology develops to make the process more efficient.

Competition

In the USA, the startup market is a fragmented market, with numerous players holding insignificant share to affect the market dynamics individually. Silicon Valley accounts for the vast majority of tech startups production. While projects exist outside of Silicon Valley, very few are in actual come to Fruition or production. Further, given the timeline for current exploration projects to come into production, if at all, it is likely that Silicon Valley will be able to dominate the market for Business Development Accelerator elements into the future. This gives the Chinese a competitive advantage in controlling the supply of Business Development Accelerator elements and engaging in competitive price reductions to discourage competition.

Any increase in the amount of startups from other nations, and increased competition, may result in price reductions, reduced margins and loss of potential market share, any of which could materially adversely affect our profitability. As a result of these factors, we believe that Crowd Cohesion will be able to compete effectively against current and future competitors.

reducing American dependence on China.” We plan to seek any government backing we can get in order to build our own Crowdsourcing Network, however, the other companies who have already entered or planning to enter the processing business have more resources and capital than we have and this may affect our ability to compete in the market effectively.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer’s business, financial condition, or operations and any current, past or pending trading suspensions.

DESCRIPTION OF PROPERTY

Facilities

The Company’s office space for its principal corporate office located at 5777 West Century Blvd, suite 1110-106 Los Angeles, CA. 90045 is provided by Chief Executive Officer at no charge.

Employees

As of December 31, we had five employees.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

Please see the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains opinions reflecting our current understanding of our financial condition and results of operations. However, actual results and the timing of events may differ materially from those stated in or implied by these opinions due to a number of factors, including those discussed in the sections entitled “Risk Factors” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations:

Overview:

Black Unicorn Factory, a business development program and barter exchange network incorporated in California in July 2020, is pleased to present an overview of our financial performance and strategic direction. Our fiscal year ends on December 31. For the years ending December 31, 2021, and December 31, 2022, our financial statements reflect revenue generated primarily from barter transactions and equity consideration, though these were not always separately identified. Consequently, our net loss for the year ended December 31, 2022, was $218,125.00, compared to a net loss of $595,125.00 for the year ended December 31, 2021. Our total assets as of December 31, 2022, amounted to $656,314,965.00, as compared to $657,094,104.00 on December 31, 2021.

Financial Condition:

Our financial statements mirror our reliance on barter transactions and equity consideration. Barter transactions involve the exchange of goods or services without the use of cash, while equity consideration transactions entail issuing equity in exchange for goods or services. We recognize revenue from these transactions based on the fair value of the goods or services exchanged. However, it is worth noting that our financial statements may have included revenues from these transactions without separate identification.

Plan of Operation for the Next Twelve Months:

In the upcoming year, our cost of revenue will primarily be attributed to operating the Crowdsourcing Network, where we offer products and services via promotions and special offers, as well as our marketing efforts. Currently, we do not incur research and development expenses, and we do not foresee any in the near term. Nevertheless, we anticipate significant expenditures related to marketing and promotional activities for the products we intend to highlight. Our general and administrative expenses, including legal, accounting, and consulting fees, have been modest thus far, but we anticipate an increase in these costs as we expand our operations.

Liquidity and Capital Resources:

As of December 31, 2021, we held cash and cash equivalents of $225,000,000 in barter/trade dollars, which we acknowledge as a medium of exchange for goods and services within our barter exchange network. Our prudent management of overhead expenses has left us well-positioned with ample funds to sustain our growth initiatives over the next twelve months.

Off-Balance Sheet Arrangements: The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk:

Our business operations shield us from market risk stemming from fluctuations in interest rates, foreign currency exchange rates, or transactions in derivatives. However, in compliance with Generally Accepted Accounting Principles (GAAP), our management is responsible for making estimates and assumptions that can influence the reported figures of assets, liabilities, revenues, and expenses. Although these are diligently considered, the actual results may vary. Key estimates and assumptions include the fair value of our common stock and the valuation of stock-based consideration.

Plan of Operation for the Next Twelve Months:

Over the upcoming year, our cost of revenue will be primarily driven by the operation of the Crowdsourcing Network, which focuses on offering products and services through promotions, special offers, and marketing efforts. Currently, we do not allocate resources to research and development expenses, and we do not anticipate such expenses in the foreseeable future. However, we do expect to incur significant expenses related to marketing and promotional activities for the products we intend to promote. Additionally, our general and administrative expenses, encompassing legal, accounting, and consulting fees, are presently at a minimum level, but we anticipate an increase in these expenses as we intensify our operational activities.

Liquidity and Capital Resources:

As of December 31, 2021, we held $225,000,000 in barter/trade dollars, a form of currency used within our barter exchange network. It is important to note that the proceeds from this offering are not expected to provide the capital required for the development of the Business Crowdsourcing Network.

Off-Balance Sheet Arrangements:

Black Unicorn Factory maintains a commitment to transparency and simplicity in our financial operations and, as such, does not engage in any off-balance sheet arrangements.

Barter Transactions:

It is essential to underscore that our financial statements accurately reflect our business model, which primarily relies on barter transactions and equity consideration transactions rather than conventional cash transactions. Over the past two years, our operations have been primarily fueled by barter and equity consideration transactions, resulting in limited revenues generated from traditional cash-based operations. However, it appears that certain financial statements may have included revenues from these transactions without explicit differentiation.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - Barter Transactions:

We would like to provide additional clarity regarding the treatment and reporting of barter transactions in our Management’s Discussion and Analysis (MD&A) section.

Barter Transaction Treatment:

Barter transactions are characterized by the exchange of products or services without the involvement of cash. These transactions are acknowledged as barter arrangements under accounting principles. We recognize that barter dollars, or trade dollars, serve as an alternative form of consideration or payment received in exchange for products or services.

Valuation and Reporting:

Barter transactions are reported at their fair market value, which represents the value of the products or services exchanged. The fair market value is determined based on comparable market prices or other appropriate valuation methods. This approach ensures that our financial statements accurately reflect the economic value of these transactions.

By clearly disclosing the methodology and considerations used in valuing barter transactions, we provide investors with a comprehensive understanding of how these transactions are accounted for in our financial statements. This transparency promotes informed decision-making and enhances the overall integrity of our financial reporting.

By clearly disclosing the methodology and considerations used in valuing barter transactions, we provide investors with a comprehensive understanding of how these transactions are accounted for in our financial statements. This transparency promotes informed decision-making and enhances the overall integrity of our financial reporting.

how disclosing barter/trade dollars is useful to investors

DISTINGUISHING BARTER DOLLARS FROM CASH DOLLARS:

Investors should understand the distinction between barter dollars and cash dollars within the context of our operations and financial reporting.

The Usefulness of Disclosing Barter/Trade Dollars to Investors:

Disclosing barter/trade dollars is invaluable to investors as it provides transparency and clarity regarding the nature of our financial transactions. This disclosure allows investors to understand that our revenue generation is not solely dependent on conventional cash transactions but involves a unique form of trade within our network.

By presenting this information, investors can:

Assess the Nature of Transactions: Investors gain insights into the types of transactions the company engages in and the extent to which barter/trade dollars are utilized.

Evaluate Financial Soundness: Understanding the role of barter/trade dollars in the financial statements enables investors to evaluate the financial soundness and sustainability of the company's business model.

Facilitate Informed Decision-Making: Investors can make informed decisions about the company's investment potential, taking into account the specific characteristics of barter transactions.

Enhance Trust and Transparency: Full disclosure of the company's financial operations fosters trust and transparency, which are essential elements in building strong investor relations.

Barter Dollars: Barter dollars refer to a form of currency used exclusively within our barter network. These barter dollars enable us to acquire necessary goods and services without the need for cash expenditure. By leveraging the benefits of barter within our network, we aim to optimize resources, reduce cash expenditure, and enhance our financial performance. Barter transactions are separately identified and reported within our financial statements, ensuring transparency in our reporting practices.

Cash Dollars: Cash dollars, on the other hand, represent traditional currency used outside of our barter network. Cash is not involved in our barter transactions and is utilized for expenses or transactions conducted beyond the scope of our network. Cash transactions are not included within the line items for barter transactions in our financial statements.

This distinction between barter dollars and cash dollars is important for investors to understand the different purposes and contexts in which these currencies are used. While barter dollars serve as cash conservators and contribute to our profitability, cash dollars are utilized for transactions external to our network.

Financial Statement Presentation: In our financial statements, we separately identify and report barter transactions within the appropriate line items. Specifically, we include line items such as “Barter Dollar as a currency used within barter exchange networks ” and “Bartered Stocks as a Investment” to distinguish these transactions from other revenues or assets. This presentation ensures transparency and allows investors to understand the nature and impact of barter transactions on our financial performance.

Consistency with Accounting Standards: Our financial reporting adheres to the Generally Accepted Accounting Principles (GAAP), which govern the preparation and presentation of financial statements. We maintain consistency in reporting barter transactions and ensure compliance with accounting standards to provide accurate and reliable financial information to our investors.

Materiality and Disclosure: We assess the materiality of barter transactions based on their significance to the financial statements. Any material barter transactions will be disclosed in the footnotes or other relevant sections of the financial statements. This disclosure provides additional information to investors and enables them to assess the impact of barter transactions on our financial condition and results of operations.

Off-Balance Sheet Arrangements: The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk:

Our business operations do not subject us to market risk associated with fluctuations in interest rates, foreign currency exchange rates, or derivative transactions. However, in line with Generally Accepted Accounting Principles (GAAP), our management is obliged to make estimates and assumptions that can influence the reported figures for assets, liabilities, revenues, and expenses. Consequently, there is a possibility that actual results may deviate from these estimations. Notable among the key estimates and assumptions made by our management are the determination of the fair value of our common stock, the valuation of stock-based consideration, the assessment of the recoverability and useful lives of long-lived assets, and the evaluation of the valuation allowance pertaining to our deferred tax assets.

Contingencies:

The Company may potentially face exposure to losses due to existing conditions that are contingent on future events for resolution. Management, in collaboration with legal counsel, conducts assessments to gauge the likelihood and potential magnitude of any significant losses related to ongoing legal proceedings or unasserted claims. In cases where it is deemed probable that a material loss has been incurred and the liability's amount can be estimated, the estimated liability is recognized in the Company’s financial statements. In instances where a potentially significant loss contingency is considered reasonably possible but not probable, or if it is probable but unquantifiable, the nature of the contingent liability and an estimate of the potential loss range, if ascertainable and material, are disclosed. Contingent losses that are deemed remote are generally not disclosed, except in cases involving guarantees, which are disclosed.

Ongoing Reporting Requirements Under Relaxed Standards:

Following the completion of this Offering, our intention is to transition into a public reporting company under the Exchange Act. As an "emerging growth company" according to the JOBS Act, we will be obligated to maintain ongoing public reporting. This reporting will adhere to relaxed standards that recognize the unique characteristics and requirements of emerging growth companies. These standards aim to promote transparency and accessibility in financial reporting while accommodating the distinct challenges and opportunities faced by companies in their early stages of growth.

BLACK UNICORN FACTORY

Summary

BLACK UNICORN FACTORY Inc is a recently established company with the goal of creating a Business Development Accelerator to support startups in becoming public market-ready businesses.

HISTORY:

Our company was founded on July 7th, 2020, in the State of California, and we have since raised initial funds from our founding shareholders to launch this offering.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following individuals serve as our executive officers and members of our board of directors:

I. Johnny Stewart, age 58, Chief Executive Officer, Chairman of the Board of Directors

Mr. Stewart has served as our Chief Executive Officer and member of our board of directors since inception. Mr. Stewart had been an entrepreneur since he was 14-years old and has been involved in various start-up ventures in many parts of the world, including Asia, Middle East, Europe and the U.S., in a variety of industries including communications, construction, and entertainment in addition to forming various global joint. Mr. Stewart has been involved in the capital markets, financing, private equity, venture capital and real estate over the past 30 years. Since 2020, he has been the Managing Director of Barter Ventures where he managed numerous transactions, capital structures and projects ranging from advisory, portfolio structures and private equity funding. Mr. Stewart was also Manager of Information Manager at several startups where he was involved in a series of strategic corporate and technology acquisitions. Mr. Stewart was also responsible for the development of new startup technologies Mr. Stewart is immersed in social justice for people of color. Mr. Stewart devotes approximately 90 % of his time to our business and affairs on a volunteer basis.

Mr. Stewart is also a shareholder, owning 14.8% of our outstanding shares of common stock. As a shareholder, Mr. Stewart has the ability to exercise significant influence over our company’s management and decision-making processes. Please see the ‘Risk Factors’ section of this Offering Memorandum for a more comprehensive discussion of the potential risks and benefits associated with our ownership structure. As our Chief Executive Officer and Chairman of the Board of Directors, Johnny Stewart is also a shareholder, owning 14.8% of our outstanding shares of common stock. As we are not a controlled company, Mr. Stewart does not have the ability to exercise significant influence over our company’s management and decision-making processes. The ‘Risk Factors’ section provides a balanced and comprehensive discussion of the potential risks and benefits associated with our ownership structure, including the impact of a shareholder on our ability to respond to market trends or changes in our industry, and the potential advantages of having a controlling shareholder, such as increased stability and continuity in our management team. It is important to review this section carefully before making an investment decision.”

Jeremy Edwards, age 28, member of the Board of Directors, Vice President

Mr. Edwards brings a unique mix of experience as a economic justice leader, lobbyist, and hi-tech entrepreneur. Mr. Edwards has served as a director of our Company since inception. Mr. Edwards has over 3 years of sales, management, and marketing experience with a top Black Companies. Due to Covid 19 situation the business plan could not be executed. From December 2020 to January 2021, Mr. Edwards served as the President and a member of the Board of Director son a volunteer basis.

Glenn Byfield, age 55, Member of the Board of Directors

Glenn Byfield is our Chief Financial Officer and Treasurer. Since May 2020, Glenn Byfield has served as President., helping to develop the business model and business plan for the start-up IP incubator. From 2012 to 2020, served as the Responsible Officer and Manger of HR Block, and was responsible for all financial and operational functions for the company through its bankruptcy and post-restructuring. Glenn Byfield served in various roles, culminating in President and Chief Financial Officer of various startups .Works with BLACK UNICORN FACTORY currently on a volunteer basis.

Dr. Adriane Davis, Senior Vice President

Dr. Adriane Davis is our Senior Vice President and Board Secretary. Since 2020, In addition to over 25 years of public and private industry experience and strong background in program development, funding and creating partnerships, Davis is on the board of directors for the New Ways to Work organization, co-chairs the enrollment management taskforce for Linked Learning Alliance, and is an advisory council member for PBS SoCal. She also serves as an international mentor to the City of Bangkok in Thailand for Navamindradhiraj University and as a curriculum and program development advisor for the Urban Community College of Bangkok. Davis is also a product of the community college system, having obtained her associate in science in business administration at Long Beach City College before transferring to California State University, Long Beach, where she graduated with a Bachelor of Science in business administration. She also holds a Master of Business Administration in business administration and marketing from the University of Phoenix and a doctorate of education in higher education organizational leadership from California State University, Long Beach. Works with BLACK UNICORN FACTORY currently on a volunteer basis.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From July 7, 2020, to the date of this Offering, the Company has not paid its executive officers or directors any compensation, although the Company has accrued $125,000 with respect to the employment agreements with its executive officers. We currently do not offer any director compensation.

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
John Stewart	Chief Executive Officer	$0	$0	$0
Dr. Jeremy Edwards	President	$0	$0	$0
Glenn Byfield	Chief Financial Officer	$0	$0	$0
Dr. Adriane Davis	Senior Vice President	$0	$0	$0

Employment Agreements

On August 25, 2020, the Company entered into employment agreements with Dr. Davis and Dr. Jeremy Edwards. Effective July 7, 2020, providing each an annual base salary of $250,000. On August 28, 2020, the Company entered into an employment agreement with John Stewart, with an anticipated effective date of January 1, 2021, providing John Stewart an annual base salary of $125,000. Between now and the effective date of his employment agreement, John Stewart has been acting as the Senior Vice President of the Company on a part-time basis by virtue of an engagement.

The term of each of these four employment agreements with our co-founders is five years, automatically renewable for additional successive three-year terms. Under the terms of the agreements, each of these executive officers is entitled to (i) a signing bonus equal to his/her annual base salary if we raise an aggregate of $5 million or more through offer of our equity securities; (ii) a retention bonus of not less than 30% of his/her annual base salary in the event that his/her term of employment is renewed; and (iii) an annual bonus ranging between 50% to 100% of his/her annual base salary based on annual performance of the Company.

If we raise an aggregate of $5 million or more through offer of equity securities, it is expected that we will pay the following signing bonus to our executive officers.

Name	Total compensation ($)
John Stewart	$250,000
Dr. Jeremy Edwards	$250,000
Glenn Byfield	$125,000
Dr. Adriane Davis	$250,000

(1)Assuming that Mr. Stewart employment agreement is effective at the time when the Company has raised an aggregate of $5 million or more through offer of equity securities.

Indemnification of Officers and Directors

Our Bylaws provide that the Company shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her acting as a director, officer or legal representative of the Company, or serving at the request of the Company as a director, officer, employee or agent of another corporation or entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, as of the date of this Offering Memorandum, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of our capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of our capital stock.

Name and Address of Beneficial Owner	Amount	Percentage (5)
John Stewart	7,400,000	14.8%
Dr. Jeremy Edwards	1500	.03%
Glenn Byfield	1500	.03%
Dr. Adriane Davis	1500	.03%
All executive officers and directors as a group	7,404,500	14.8	09%

Implications of Being an Emerging Growth Company

As an issuer with less than $1 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2012.

•will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•will not be required to obtain a non-binding advisory vote from our security holders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure.

•may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

•will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial offer of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a offer of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Board Leadership Structure and Risk Oversight

The Board of Directors oversees the Company’s business, evaluating the risks associated with our business strategy and decisions. The Board implements its risk oversight function as a whole. The Board of Directors may determine to create committees, for audit, compensation, or other purposes, as the Company grows, but ultimate responsibility for the strategy and direction of the Company shall remain with the Board for the foreseeable future. Further, as our securities are not listed on a national securities exchange, we are not subject to requirements concerning independent directors or the establishment of any committees.

Term of Office

Under its bylaws, the Company’s single initial board member may serve in that capacity unless removed for cause. To date, two additional directors have been added to the Board. The Board of Directors appoint the executive officers, subject to removal by the Board of Directors.

Family Relationships

There are no family relationships among any of our executive officers or directors.

During the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last the fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

The Company has no stock option plan.

Indemnification Agreements

We have entered into indemnification agreement s with each of our directors, executive officers and other key employees. The indemnification agreement s and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by California law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The California Business Corporation Act permits, but does not require, corporations to indemnify a director, officer or control person of the corporation for any liability asserted against her and liability and expenses incurred by her in her capacity as a director, officer, employee or agent, or arising out of her status as such, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, unless the articles of incorporation provide otherwise, whether or not the corporation has provided for indemnification in its articles of incorporation. Our articles of incorporation have no separate provision for indemnification of directors, officers, or control persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

RECENT OFFERS OF UNREGISTERED SECURITIES

The following are all issuances of securities by the Company since its formation in July 7th, 2020 which were not registered under the Securities Act. In each of these issuances the recipient represented that he or she was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except

In compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption there from. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

The shares of our common stock were issued pursuant to an exemption from registration in Section 4(a)(2) of the Securities Act of 1933.These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had necessary investment intent as required by Section 4(a)(2) since they agreement to receive share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” All shareholders are “sophisticated investors” and are family members, friends or business acquaintances of our officers and directors. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(a)(2) of the Securities Act of 1933 for this transaction.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreement s

We have no employment agreement with any officers.

Legal/Disciplinary History

None of BLACK UNICORN FACTORY Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding involving securities.

None of BLACK UNICORN FACTORY Officers or Directors have been the subject of any entry of an order, judgment, or agreement, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities activities;

None of BLACK UNICORN FACTORY’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of BLACK UNICORN FACTORY Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of five persons. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

DESCRIPTION OF SECURITIES

General; We are authorized to issue an aggregate number of 500,000,000 shares of capital stock, of which (i) 100,000,000 shares are Common Stock, at no par value a single task per share; (ii) 50,000,000 shares are - common stock, at no par value a single task per share; and (iii) 50,000,000 shares of preferred stock, at no par value a single task per share.

Common Stock

We are authorized to issue 500,000,000 shares of Common Stock. As of December 31, 2020, and 50,000,000 shares of the Common Stock are issued and outstanding.

Each share of Common Stock shall have one (1) vote for all purposes. Our common stock does not provide a redemptive or conversion right and there are no redemption or sinking fund provisions or rights. Holders of our Common Stock are not entitled to cumulative voting for election of the Company’s board of directors.

The holders of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Common Stock

We are authorized to issue 500,000,000 shares of - common stock. As of December 31, 2022, and 23,000,000 shares of - common stock are issued and outstanding. Each share of - common stock shall entitle the holder to one (1) vote for each one share of the Common Stock, and with respect to that vote, shall be entitled to notice of any stockholders’ meeting in accordance with the Company’s bylaws, and shall be entitled to vote, together as a single class with the holders of Common Stock with respect to any question or matter upon which the holders of Common Stock have the right to vote. - Common stock shall also entitle a holder to vote as a separate class as set forth in the Company’s bylaws.

The holders of our - common stock are entitled to dividends out of funds legally available when and as declared by our board of directors at the same rate a single task per share as the Common Stock. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Each share of - common stock is convertible into one (1) share of Common Stock, subject to adjustment, at any time at the option of the holder.

All outstanding shares of - common stock is duly authorized, validly issued, fully paid and non-assessable. So long as any shares of - common stock are outstanding, we have agreed not to take the following actions without the prior written consent of the holders of at least a majority of the voting power of the then outstanding - common stock:

• sell, convey or otherwise dispose of or encumber all or substantially all of our assets, or merger with or consolidate with another corporation, other than our wholly owned - - - - -, or effect any transaction or series of transactions in which more than 50% of the voting power of our company is transferred or disposed of.

• alter or change any of the rights of the - common stock or increase or decrease the number of shares authorized.

• authorize or obligate our company to authorize any other equity security or security which is convertible or exercisable into an equity security of our company which has rights, preferences or privileges which are superior to, on a parity with or similar to the - common stock.

• redeem or repurchase any of our securities.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock, at no par value a single task per share.

Transfer Agent and Registrar

Transfer Online, Inc.™

512 SE Salmon St., Portland, OR 97214

(503) 227-2950

info@transferonline.com

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Our priority is to focus on the growth of our company and investment in new business opportunities. Any future determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant. We will continue to evaluate our dividend policy periodically and make appropriate adjustments based on the circumstances at that time.

SECURITIES OFFERED

Current Offering

BLACK UNICORN FACTORY (“BLACK UNICORN FACTORY” “We”, “or the “Company”) is offering up to 75,000,000 total of Securities, consisting of no-par value, Common Stock (the “Common Stock” or collectively the “Securities”).

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by LAW OFFICE OF RENEE ESTELLE SANDERS, P.A.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 Fort, N.E., Room 1580, and Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

FINANCIAL STATEMENTS

BLACK UNICORN FACTORY INC

BLACK UNICORN FACTORY
INTERIM FINANCIAL STATEMENTS

Periods ended June 30, 2023 and 2022

BLACK UNICORN FACTORY
Balance Sheets
As of June 30, 2023 and 2022

	June 2023	June 2022
ASSETS	----------- US $ ---------
CURRENT ASSETS
Cash and Cash Equivalent	10,153,067	8,735,165
Cash Dollars	354,147	187,465
Barter Dollars	225,000,000	225,000,000
Trade and Other Receivables (Barter)	5,488,743	4,015,705
Inventory	4,459	4,459
Total current assets	241,000,416	237,942,794

NON CURRENT ASSETS
Property Plant and Equipment	10,193	14,685
Bartered Stocks Investments	420,000,000	420,000,000
Notes Receivable	214,510	124,874
Total non current assets	420,224,703	420,139,559

TOTAL ASSETS	661,225,119	658,082,353

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts Payable	69,854	45,741
Notes Payable	6,685	5,274
Other Liabilities	34,745	220,748
Total current liabilities	111,284	271,763

TOTAL LIABILITIES	111,284	271,763

SHAREHOLDER'S EQUITY
Shareholders’ Equity	648,430,538	648,430,538
Retained Earning	12,683,297	9,380,052
Owner's Equity	661,113,835	657,810,590

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	661,225,119	658,082,353

BLACK UNICORN FACTORY
Statements of Income
For the periods ended June 30, 2023 and 2022

	June 2023	June 2022
	--------------- US $ -------------
REVENUE
Revenue net	2,178,094	1,801,864

OPERATING EXPENSES
Materials	7,888	7,008
Salaries and Wages	93,775	61,171
Employee Benefits and Taxes	11,754	7,668
Rent	2,807	2,203
Utilities	2,164	1,157
Outside Services	2,771	1,965
Travel	7,772	3,986
Administration	12,907	7,775
Depreciation	2,246	2,246
Interest	554	222
Research and Development	44,748	20,160
Total operating expense	189,384	115,561

Profit before taxation	1,988,710	1,686,304

Less: Income tax	22,465.00	500.00

Net income	1,966,245	1,685,804

BLACK UNICORN FACTORY
Statements of Cash Flows
For the periods ended June 30, 2023 and 2022

	June 2023	June 2022
	--------------- US $ -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before taxation	1,988,710	1,686,304
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	2,246	2,246
Research and Development	-
Finance Cost	554	222

Working Capital Changes
(Increase) decrease in current assets:
Trade and Other Receivable	(828,324)	178,126
Inventory	-	-

Increase (decrease) in current liabilities.
Accounts Payable	13,966	27,021
Notes Payable	2,753	1,342
Other Liabilities	8,194	(725,918)
Cash Generated From Operations	(800,611)	(516,961)

Less: Finance Cost Paid	(554)	(222)
Tax Paid	(22,465)	(500)
	(23,019)	(722)
Net cash provided by (used in) operating activities	1,165,080	1,168,621

CASH FLOWS FROM INVESTING ACTIVITIES
Fixed Capital Expenditure	-	-
Investment	-	-
Notes Receivable	(44,989)	177,647
Net cash (used in) provided by investing activities	(44,989)	177,647

CASH FLOWS FROM FINANCIANG ACTIVITIES
Share Capital	-	-
Net cash provided by (used in) financing activities	-	-

Net increase (decrease) in cash and cash equivalents	1,120,091	1,346,268

Cash and cash equivalents - beginning of year	9,387,124	7,576,363

Cash and cash equivalents - end of year	10,507,214	8,922,630

BLACK UNICORN FACTORY
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
As at June 30, 2023

	Shareholders’ Equity	General Reserve	Total

	------------------------ US $ --------------------

Balance as at December 31, 2022	648,430,538	10,717,052	659,147,590

Net Profit / (Loss) for the period	-	1,966,245	1,966,245
Addition / (Withdrawals) during the year	-	-	-
Balance as at June 30, 2023	648,430,538	12,683,297	661,113,835

.

BLACK UNICORN FACTORY
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
As at June 30, 2022

	Shareholders’ Equity	General Reserve	Total

	------------------------ US $ --------------------

Balance as at December 31, 2021	648,430,538	7,694,248	656,124,786

Net Profit / (Loss) for the period	-	1,685,804	1,685,804
Addition / (Withdrawals) during the year	-	-	-
Balance as at June 30, 2022	648,430,538	9,380,052	657,810,590

BLACK UNICORN FACTORY, INC.

AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD JANUARY 1, 2022 TO DECEMBER 31, 2022

INDEPENDENT AUDITOR’S REPORT

TO THE BOARD OF DIRECTORS
BLACK UNICORN FACTORY, INC

Audit opinion on the financial statements of the BLACK UNICORN FACTORY, INC

We have audited the financial statements of the BLACK UNICORN FACTORY, INC for the period ended December 31, 2022. These financial statements comprise of Balance Sheet, Profit & Loss Statement, Statement of changes in equity, cashflow statement for the year ended December 31, 2022 and notes to the financial statements.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

The management of the BLACK UNICORN FACTORY, INC is responsible for the preparation and fair presentation of the financial statements in accordance with the generally accepted accounting principles (GAAP) in the United States of America this includes the design, implementation, and maintenance of internal control relevant to the preparation of ﬁnancial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these ﬁnancial statements based on the audit. We conducted the audit in accordance with generally accepted auditing standards as accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the ﬁnancial statements are free of material misstatement. As part of an audit in accordance with the Generally Accepted Auditing Standards, we exercise professional judgment and maintain professional skepticism throughout the audit.

An audit includes performing procedures to obtain audit evidence about the amounts and disclosures in the ﬁnancial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatements of the ﬁnancial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the ﬁnancial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating appropriateness of accounting policies used and the reasonableness of signiﬁcant accounting estimates made by management, as well as evaluating the overall presentation of the ﬁnancial statements. Examining, on a test basis, evidence supporting the amounts and disclosures in the ﬁnancial statements.

An audit also includes assessing the accounting principles used and signiﬁcant estimates made by management, as well as evaluating the overall ﬁnancial statement presentation.

We believe that the audit evidence we have obtained is sufﬁcient and appropriate to provide a basis for my audit opinion.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the ﬁnancial position of BLACK UNICORN FACTORY, INC. as of December 31, 2022, and the results of operations, changes in equity and cash ﬂows for the year then ended in conformity with generally accepted accounting principles (GAAP) in the United States of America.

Erickson Shawn David, CPA
License: 123158
NEWBURGH, NY
Email: erickson@zerotograce.org
Contact: +1 (949) 3544109

Independent Auditor Dated:
October 5th, 2023

BLACK UNICORN FACTORY
FINANCIAL STATEMENTS

Year ended December 31, 2022

Balance Sheets
As of December 31,2022

	2022	2021
ASSETS	----------- US $ ---------
CURRENT ASSETS
Cash and Cash Equivalent	9,144,002	7,387,837
Cash Dollars	243,121	188,525
Barter Dollars	225,000,000	225,000,000
Trade and Other Receivables (Barter)	4,660,419	4,193,831
Inventory	4,459	4,459
Total current assets	239,052,001	236,774,652

NON CURRENT ASSETS
Property Plant and Equipment	12,439	16,931
Bartered Stocks Investments	420,000,000	420,000,000
Notes Receivable	169,521	302,521
Total non current assets	420,181,960	420,319,452

TOTAL ASSETS	659,233,961	657,094,104

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts Payable	55,888	18,720
Notes Payable	3,932	3,932
Other Liabilities	26,551	946,666
Total current liabilities	86,371	969,318

TOTAL LIABILITIES	86,371	969,318

SHAREHOLDER'S EQUITY
Shareholders’ Equity	648,430,538	648,430,538
Retained Earning	10,717,052	7,694,248
Owner's Equity	659,147,590	656,124,786

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	659,233,961	657,094,104

BLACK UNICORN FACTORY
Statements of Income
For the year ended December 31, 2022

	2022	2021
	--------------- US $ -------------
REVENUE
Revenue net	3,243,330	5,659,135

OPERATING EXPENSES
Materials	12,085	30,973
Salaries and Wages	125,427	385,560
Employee Benefits and Taxes	15,793	95,042
Rent	4,406	10,116
Utilities	1,914	2,904
Outside Services	2,453	10,637
Travel	5,314	2,630
Administration	14,790	5,444
Depreciation	4,492	3,743
Interest	436	648
Research and Development	31,016	47,428
Total operating expense	218,126	595,125

Profit before taxation	3,025,204	5,064,010

Less: Income tax	2,400	863,292

Net income	3,022,804	4,200,718

BLACK UNICORN FACTORY
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
As at December 31, 2022

	Shareholders’ Equity	General Reserve	Total

	------------------------ US $ --------------------

Balance as at January 1, 2020	3,430,538	-	3,430,538
Barter/Trade Dollars	225,000,000	-	225,000,000
Net Profit / (Loss) for the year	-	3,493,530	3,493,530
Addition / (Withdrawals) during the year	-	-	-
Balance as at December 31, 2020	228,430,538	3,493,530	231,924,068

Stock Trade/Swap	420,000,000		420,000,000
Net Profit / (Loss) for the year	-	4,200,718	4,200,718
Addition / (Withdrawals) during the year	-	-	-
Balance as at December 31, 2021	648,430,538	7,694,248	656,124,786

Net Profit / (Loss) for the year	-	3,022,804	3,022,804
Addition / (Withdrawals) during the year	-	-	-
Balance as at December 31, 2022	648,430,538	10,717,052	659,147,590

BLACK UNICORN FACTORY
Statements of Cash Flows
For the years ended December 31, 2022

	2022	2021
	--------------- US $ -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before taxation	3,025,204	5,064,010
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	4,492	3,743
Research and Development	-
Finance Cost	436	648

Working Capital Changes
(Increase) decrease in current assets:
Trade and Other Receivable	(466,588)	(157,889)
Inventory	-	(774)

Increase (decrease) in current liabilities.
Accounts Payable	37,168	3,120
Notes Payable	-	680
Other Liabilities	(920,115)	164,297
Cash Generated From Operations	(1,344,607)	13,825

Less: Finance Cost Paid	(436)	(648)
Tax Paid	(2,400)	(863,292)
	(2,836)	(863,940)
Net cash provided by (used in) operating activities	1,677,761	4,213,895

CASH FLOWS FROM INVESTING ACTIVITIES
Fixed Capital Expenditure	-	(12,153)
Investment	-	-
Notes Receivable	133,000	(50,420)
Net cash (used in) provided by investing activities	133,000	(62,573)

CASH FLOWS FROM FINANCING ACTIVITIES
Share Capital	-	-
Net cash provided by (used in) financing activities	-	-

Net increase (decrease) in cash and cash equivalents	1,810,761	4,151,322

Cash and cash equivalents - beginning of year	7,576,362	3,425,040

Cash and cash equivalents - end of year	9,387,123	7,576,362
	$9,144,002	$7,387,837

BLACK UNICORN FACTORY
Notes to Financial Statements December 31, 2022

NOTE 1 - ORGANIZATION

BLACK UNICORN FACTORY, was incorporated on July 7th, 2020 in the State of California. We began our operation with a plan to  build a Business Development Accelerator to process & refine Business Startups in our Development Accelerator for various purposes.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements include the accounts of the Company for the period from July 7th, 2020 inception date to December 31, 2022. This financial statement period is not an indicative of the results to be expected for any periods in future. The financial statements have been prepared by the management of the Company in accordance with accounting principles generally accepted in the United States.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial  statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash in deposit accounts at financial institutions.  The Company considers all highly liquid investments with an initial maturity of thee months or less to be cash equivalents.

Inventory

Inventory is valued at the lower of cost or net realizable value with the cost determined on a first-in, first-out basis.

Revenue Recognition

The Company recognizes revenue when the title to the product passes to the customer and substantially all significant services have been provided to the customer.

Depreciation

Property and equipment are recorded in the financial statements at cost, less accumulated depreciation. Expenditures that extend the useful lives of assets are capitalized. Maintenance and repairs are expensed as incurred. Provisions for depreciation of property and equipment have generally been made using the straight-line method over the ranges of useful lives of the assets.

Income Taxes

Include U.S. federal and state income taxes currently payable and deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets  and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period of enactment. Deferred income tax expense represents the change during the year in the deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Stock-based Consideration:

Stock-based consideration is measured at the grant date based on the fair value of the award and is recognized as expense over the applicable vesting period of the stock award (generally 0 to 5 years) using the straight-line method. Stock consideration to employees is accounted for under ASC 718 and stock compensation to non-employees is accounted for under Rule 701. 2018-07.

Going Concern

The financial statements has been prepared on the going concern basis which assumes the company and consolidated entity will have sufficient cash to pay its debts as and when they become payable for a period of at least 12 months from the date the financial report was authorized for issue.

The Company was set up on July 7th, 2020, and has suffered losses from operations so far and currently has $60,125 in cash in bank. We may not have any revenue until we activate Crowdsourcing Network. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We will need to make money through the use equity crowdsourcing. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

Related Party Policies:

In accordance with FASB ASC 850 related parties are defined as either an executive, director or nominee, greater  than 10% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Cash or Other Consideration

Regulation D is a set of rules established by the United States Securities and Exchange Commission (SEC) that provides exemptions from the registration requirements of the Securities Act of 1933 for certain securities offerings. Under Regulation D, issuers are allowed to raise capital by selling securities to accredited investors without having to register those securities with the SEC. Regarding the forms of consideration that can be accepted, Regulation D allows issuers to accept cash as well as other forms of consideration, such as property or services. This means that investors can potentially invest in a company by contributing not only cash but also other assets or services, in exchange for securities. Black Unicorn Factor accepted barter or trade dollars from Barter Ventures in its initial funding round in 2020.

Earning one task per share

The Company’s basic earnings a single task per share (EPS) amounts have been computed based on the average number of shares of common stock outstanding for the period and include the effect of any participating securities as appropriate. Diluted EPS includes the effect of the Company’s outstanding stock options, restricted stock awards, restricted stock units and performance-based stock awards if the inclusion of these items is dilutive. Indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 31, 2020. For all other entities, the amendments in Part I of this Update are effective for fiscal years beginning after December 31, 2020, and interim periods within fiscal years beginning after December 31, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

The holders of common stock shall be entitled to one vote per share and shall be entitled to dividends as shall be declared by our Board of Directors from time to time. Each share of common stock shall entitle the holder thereof to one vote. The bylaws of this corporation shall state and that they are entitled to one vote, together as a single class with holders of, common stock with respect  to any question or matter upon which holders of, common stock have the right to vote. Common stock shall also entitle the holders thereof to vote as a separate class as set forth herein and as required by law. Holders of common stock shall be entitled to dividends as shall be declared by our Board of Directors from time to time at the same rate a single task per share as the common stock. The holders of the common stock shall have the right to convert each one of their shares to one share of, common stock automatically by surrendering the shares of common stock to us.

NOTE 2 — BARTER TRANSACTIONS

The Black Unicorn Factory engages in barter transactions where products or services are exchanged directly and using barter dollars with other parties within its barter exchange network. In accordance with the Internal Revenue Service (IRS) guidelines on barter, we consider barter dollars to be identical to real dollars for accounting purposes. Therefore, the fair market value of the products or services received through barter transactions is recognized as revenue and reported on our tax return.

For tax reporting purposes, we treat barter dollars as cash and cash equivalents. However, it is important to note that while barter dollars are treated as cash equivalents for tax purposes, they are distinguishable from cash for other purposes, such as financial reporting and liquidity assessments.

Reference: IRS Bulletin on Barter (https://content.govdelivery.com/accounts/USIRS/bulletins/2f4076)

Please refer to the offering memorandum for further clarification on the treatment of barter dollars and the distinction between barter dollars and cash dollars for different purposes."

This note aims to provide transparency and clarity regarding the treatment of barter transactions in our financial statements, aligning with IRS guidelines while highlighting the distinction between barter dollars and cash dollars for other purposes.

BARTER DOLLARS

Management’s Discussion and Analysis of Financial Condition and Results of Operations - Barter Transactions We would like to provide additional clarification regarding the treatment and reporting of barter transactions in our Management’s Discussion and Analysis (MD&A) section.

Barter Transaction Treatment: Barter transactions involve the exchange of products or services without the involvement of cash. These transactions are recognized as barter arrangements under accounting principles. We acknowledge  that barter  dollars, or  trade dollars, are considered as an alternative form of currency or compensation or payment received in exchange for products or services within barter exchange networks.

Valuation and Reporting: Barter transactions are reported at their fair market value, which represents the value of the products or services received or provided. The fair market value is determined based on comparable market prices or other appropriate valuation methods. This valuation approach ensures that the financial statements accurately reflect the economic value of these transactions.

Financial Statement Presentation: In our financial statements, we separately identify and report barter transactions within the appropriate line items. Specifically, we include line items such as “Barter Dollar ” and “Bartered Stocks Investments” to distinguish these transactions from other revenues or assets. This presentation ensures transparency and allows investors to understand the nature and impact of barter transactions on our financial performance.

Consistency with Accounting Standards: Our financial reporting adheres to the Generally Accepted Accounting Principles (GAAP), which govern the preparation and presentation of financial statements. We maintain consistency in reporting barter transactions and ensure compliance with accounting standards to provide accurate and reliable financial information to our investors.

Materiality and Disclosure: We assess the materiality of barter transactions based on their significance to the financial statements. Any material barter transactions will be disclosed in the footnotes or other relevant sections of the financial statements. This disclosure provides additional information to investors and enables them to assess the impact of barter transactions on our financial condition and results of operations.

A barter or trade dollar is a form of currency used in a barter exchange network, which is a system of trade where goods and services are exchanged without the use of cash. In a barter exchange network, members trade goods or services with one another, using a unit of account that is often called a “barter dollar” or “trade dollar”.

BLACK UNICORN FACTORY, INC.

AUDITED FINANCIAL STATEMENTS
FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 31, 2021

INDEPENDENT AUDITOR’S REPORT

TO THE BOARD OF DIRECTORS BLACK UNICORN FACTORY, INC

Audit opinion on the financial statements of the BLACK UNICORN FACTORY, INC

We have audited the financial statements of the BLACK UNICORN FACTORY, INC for the period ended December 31, 2021. These financial statements comprise of Balance Sheet, Profit & Loss Statement, Statement of changes in equity, cashflow statement for the year ended December 31, 2021 and notes to the financial statements.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

The management of the BLACK UNICORN FACTORY, INC is responsible for the preparation and fair presentation of the financial statements in accordance with the generally accepted accounting principles (GAAP) in the United States of America this includes the design, implementation, and maintenance of internal control relevant to the preparation of ﬁnancial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these ﬁnancial statements based on the audit. We conducted the audit in accordance with generally accepted auditing standards as accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the ﬁnancial statements are free of material misstatement. As part of an audit in accordance with the Generally Accepted Auditing Standards, we exercise professional judgment and maintain professional skepticism throughout the audit.

An audit includes performing procedures to obtain audit evidence about the amounts and disclosures in the ﬁnancial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatements of the ﬁnancial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the ﬁnancial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating appropriateness of accounting policies used and the reasonableness of signiﬁcant accounting estimates made by management, as well as evaluating the overall presentation of the ﬁnancial statements. Examining, on a test basis, evidence supporting the amounts and disclosures in the ﬁnancial statements.

An audit also includes assessing the accounting principles used and signiﬁcant estimates made by management, as well as evaluating the overall ﬁnancial statement presentation.

We believe that the audit evidence we have obtained is sufﬁcient and appropriate to provide a basis for my audit opinion.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the ﬁnancial position of BLACK UNICORN FACTORY, INC. as of December 31, 2021, and the results of operations, changes in equity and cash ﬂows for the year then ended in conformity with generally accepted accounting principles (GAAP) in the United States of America.

Erickson Shawn David, CPA
License: 123158
NEWBURGH, NY
Email: erickson@zerotograce.org
Contact: +1 (949) 3544109

Independent Auditor Dated: October 5th, 2023

BLACK UNICORN FACTORY
FINANCIAL STATEMENTS

Year ended December 31, 2021

BLACK UNICORN FACTORY
Balance Sheets
As of December 31,2021

	2021	2020
ASSETS	----------- US $ ---------
CURRENT ASSETS
Cash and Cash Equivalent	7,387,837	3,276,000
Cash Dollars	188,525	149,040
Barter Dollars	225,000,000	225,000,000
Trade and Other Receivables (Barter)	4,193,831	4,035,942
Inventory	4,459	3,685
Total current assets	236,774,652	232,464,667

NON CURRENT ASSETS
Property Plant and Equipment	16,931	8,521
Bartered Stocks Investments	420,000,000	-
Notes Receivable	302,521	252,101
Total non current assets	420,319,452	260,622

TOTAL ASSETS	657,094,104	232,725,289

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts Payable	18,720	15,600
Notes Payable	3,932	3,252
Other Liabilities	946,666	782,369
Total current liabilities	969,318	801,221

TOTAL LIABILITIES	969,318	801,221

SHAREHOLDER'S EQUITY
Shareholders’ Equity	648,430,538	228,430,538
Retained Earning	7,694,248	3,493,530
Owner's Equity	656,124,786	231,924,068

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	657,094,104	232,725,289

BLACK UNICORN FACTORY
Statements of Income
For the year ended December 31, 2021

	2021	2020
	--------------- US $ -------------
REVENUE
Revenue net	5,659,135	4,712,105

OPERATING EXPENSES
Materials	30,973	25,811
Salaries and Wages	385,560	324,000
Employee Benefits and Taxes	95,042	79,881
Rent	10,116	8,430
Utilities	2,904	2,400
Outside Services	10,637	8,924
Travel	2,630	2,225
Administration	5,444	4,525
Depreciation	3,743	3,122
Interest	648	324
Research and Development	47,428	39,523
Total operating expense	595,125	499,165

Profit before taxation	5,064,010	4,212,940

Less: Income tax	863,292	719,410

Net income	4,200,718	3,493,530

BLACK UNICORN FACTORY
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
As at December 31, 2021

	Shareholders’ Equity	General Reserve	Total

	------------------------ US $ --------------------

Balance as at January 1, 2020	3,430,538	-	3,430,538
Barter/Trade Dollars	225,000,000	-	225,000,000
Net Profit / (Loss) for the year	-	3,493,530	3,493,530
Addition / (Withdrawals) during the year	-	-	-
Balance as at December 31, 2020	228,430,538	3,493,530	231,924,068

Stock Trade/Swap	420,000,000		420,000,000
Net Profit / (Loss) for the year	-	4,200,718	4,200,718
Addition / (Withdrawals) during the year	-	-	-
Balance as at December 31, 2021	648,430,538	7,694,248	656,124,786

BLACK UNICORN FACTORY
Statements of Cash Flows
For the years ended December 31, 2021

	2021	2020
	--------------- US $ -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before taxation	5,064,010	4,212,940
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	3,743	3,122
Research and Development
Finance Cost	648	324

Working Capital Changes
(Increase) decrease in current assets:
Trade and Other Receivable	(157,889)	(4,035,942)
Inventory	(774)	(3,685)

Increase (decrease) in current liabilities.
Accounts Payable	3,120	15,600
Notes Payable	680	3,252
Other Liabilities	164,297	782,369
Cash Generated From Operations	13,825	(3,234,960)

Less: Finance Cost Paid	(648)	(324)
Tax Paid	(863,292)	(719,410)
	(863,940)	(719,734)
Net cash provided by (used in) operating activities	4,213,895	258,246

CASH FLOWS FROM INVESTING ACTIVITIES
Fixed Capital Expenditure	(12,153)	(11,643)
Investment	-	-
Notes Receivable	(50,420)	(252,101)
Net cash (used in) provided by investing activities	(62,573)	(263,744)

CASH FLOWS FROM FINANCING ACTIVITIES
Share Capital	-	3,430,538
Net cash provided by (used in) financing activities	-	3,430,538

Net increase (decrease) in cash and cash equivalents	4,151,322	3,425,040

Cash and cash equivalents - beginning of year	3,425,040	-

Cash and cash equivalents - end of year	7,576,362	3,425,040
	$7,387,837	$3,276,000

BLACK UNICORN FACTORY
Notes to Financial Statements December 31, 2021

NOTE 1 - ORGANIZATION

BLACK UNICORN FACTORY, was incorporated on July 7th, 2020 in the State of California. We began our operation with a plan to build a Business Development Accelerator to process & refine Business Startups in our Development Accelerator for various purposes.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements include the accounts of the Company for the period from July 7th, 2020 inception date to December 31, 2021. This financial statement period is not an indicative of the results to be expected for any periods in future. The financial statements have been prepared by the management of the Company in accordance with accounting principles generally accepted in the United States.

Estimates

The preparation of financial statements in conformity with accounting  principles  generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents represent cash in deposit accounts at financial institutions.  The Company considers all highly liquid investments with an initial maturity of thee months or less to be cash equivalents.

Inventory

Inventory is valued at the lower of cost or net realizable value with the cost determined on a first-in, first-out basis.

Revenue Recognition

The Company recognizes revenue when the title to the product passes to the customer and substantially all significant services have been provided to the customer.

Depreciation

Property and equipment are recorded in the financial statements at cost, less accumulated depreciation. Expenditures that extend the useful lives of assets are capitalized. Maintenance and repairs are expensed as incurred. Provisions for depreciation of property and equipment have generally been made using the straight-line method over the ranges of useful lives of the assets.

Income Taxes

include U.S. federal and state income taxes currently payable and deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period of enactment. Deferred income tax expense represents the change during the year in the deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Stock-based Consideration:

Stock-based consideration is measured at the grant date based on the fair value of the award and is recognized as expense over the applicable vesting period of the stock award (generally 0 to 5 years) using the straight-line method. Stock consideration to employees is accounted for under ASC 718 and stock compensation to non-employees is accounted for under Rule 701. 2018-07.

Going Concern

The financial statements has been prepared on the going concern basis which assumes the company and consolidated entity will have sufficient cash to pay its debts as and when they become payable for a period of at least 12 months from the date the financial report was authorized for issue.

The Company was set up on July 7th, 2020, and has suffered losses from operations so far  and currently has $60,125 in cash in bank. We may not have any revenue until we activate Crowdsourcing Network. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We will need to make money through the use equity crowdsourcing. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

Related Party Policies:

In accordance with FASB ASC 850 related parties are defined as either an executive, director or nominee, greater than 10% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Cash or Other Consideration

Regulation D is a set of rules established by the United States Securities and Exchange Commission (SEC) that provides exemptions from the registration requirements of the Securities Act of 1933 for certain securities offerings. Under Regulation D, issuers are allowed to raise capital by selling securities to accredited investors without having to register those securities with the SEC. Regarding the forms of consideration that can be accepted, Regulation D allows issuers to accept cash as well as other forms of consideration, such as property or services. This means that investors can potentially invest in a company by contributing not only cash but also other assets or services, in exchange for securities. Black Unicorn Factor accepted barter or trade dollars from Barter Ventures in its initial funding round in 2020.

Earning one task per share

The Company’s basic earnings a single task per share (EPS) amounts have been computed based on the average number of shares of common stock outstanding for the period and include the effect of any participating securities as appropriate. Diluted EPS includes the effect of the Company’s outstanding stock options, restricted stock awards, restricted stock units and performance- based stock awards if the inclusion of these items is dilutive. indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods  within those  fiscal years, beginning after December 31, 2020. For all other entities, the amendments in Part I of this  Update are  effective for  fiscal years beginning after December 31, 2020, and interim periods within fiscal years beginning after December 31, 2020. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an  interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

The holders of common stock shall be entitled to one vote per share and shall be entitled to dividends as shall be declared by our Board of Directors from time to time. Each share of common stock shall entitle the holder thereof to one vote. The bylaws of this corporation shall state and that they are entitled to one vote, together as a single class with holders of common stock with respect to any question or matter upon which holders of common stock have the right to vote. Common stock shall also entitle the holders thereof to vote as a separate class as set forth herein and as required by law. Holders of common stock shall be entitled to dividends as shall be declared by our Board of Directors from time to time at the same rate a single task per share as the common stock. The holders of the common stock shall have the right to convert each one of their shares to one share of common stock automatically by surrendering the shares of common stock to us.

NOTE 2 — BARTER TRANSACTIONS

The Black Unicorn Factory engages in barter transactions where products or services are exchanged directly and using barter dollars with other parties within its barter exchange network.. In accordance with the Internal Revenue Service (IRS) guidelines on barter, we consider barter dollars to be identical to real dollars for accounting purposes. Therefore, the fair market value of the products or services received through barter transactions is recognized as revenue and reported on our tax return.

For tax reporting purposes, we treat barter dollars as cash and cash equivalents. However, it is important to note that while barter dollars are treated as cash equivalents for tax purposes, they are distinguishable from cash for other purposes, such as financial reporting and liquidity assessments.

Reference: IRS Bulletin on Barter (https://content.govdelivery.com/accounts/USIRS/bulletins/2f4076)

Please refer to the offering memorandum for further clarification on the treatment of barter dollars and the distinction between barter dollars and cash dollars for different purposes.

This note aims to provide transparency and clarity regarding the treatment of barter transactions in our financial statements, aligning with IRS guidelines while highlighting the distinction between barter dollars and cash dollars for other purposes.

BARTER DOLLARS

Management’s Discussion and Analysis of Financial Condition and Results of Operations - Barter Transactions. We would like to provide additional clarification regarding the treatment and reporting of barter transactions in our Management’s Discussion and Analysis (MD&A) section.

Barter Transaction Treatment: Barter transactions involve the exchange of products or services without the involvement of cash. These transactions are recognized as barter arrangements under accounting principles. We acknowledge that barter dollars, or trade dollars, are considered as an alternative form of currency or compensation or payment received in exchange for products or services within barter exchange networks.

Valuation and Reporting: Barter transactions are reported at their fair market value, which represents the value of the products or services received or provided. The fair market value is determined based on comparable market prices or other appropriate valuation methods. This valuation approach ensures that the financial statements accurately reflect the economic value of these transactions.

Financial Statement Presentation: In our financial statements, we separately identify and report barter transactions within the appropriate line items. Specifically, we include line items such as “Barter Dollar ” and “Bartered Stocks Investments” to distinguish these transactions from other revenues or assets. This presentation ensures transparency and allows investors to understand the nature and impact of barter transactions on our financial performance.

Consistency with Accounting Standards: Our financial reporting adheres to the Generally Accepted Accounting Principles (GAAP), which govern the preparation and presentation of financial statements. We maintain consistency in reporting barter transactions and ensure compliance with accounting standards to provide accurate and reliable financial information to our investors.

Materiality and Disclosure: We assess the materiality of barter transactions based on their significance to the financial statements. Any material barter transactions will be disclosed in the footnotes or other relevant sections of the financial statements. This disclosure provides additional information to investors and enables them to assess the impact of barter transactions on  our financial condition and results of operations.

A barter or trade dollar is a form of currency used in a barter exchange network, which is a system of trade where goods and services are exchanged without the use of cash. In a barter exchange network, members trade goods or services with one another, using a unit of account that is often called a “barter dollar” or “trade dollar”.

PART III—EXHIBITS

Index to Exhibits

2B	Subscription Agreement **

2C	Legal Opinion Renee Sanders **

2D	Articles of Incorporation **

2E	BUF Bylaws**

2F	Contact Questionnaire**

2G	Independent Auditors Consent*

** Previously Filed
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California on November 6, 2023.

BLACK UNICORN FACTORY

By:	/s/ I. Johnny Stewart
Name: I. Johnny Stewart
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints I. Mr. Johnny Stewart, his true and lawful attorney-in-fact and agent, with full power of substitution and reconstituting, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chief Executive Officer (CEO), Chairman of
/s/ Johnny Stewart	the Board of Directors, (interim)	November 6, 2023
Johnny Stewart

/s/ Jeremey Edwards	President (interim)	November 6, 2023
Jeremey Edwards

/s/Adriane Davis	Vice President (interim)	November 6, 2023

/s/ Glenn Byfield	Treasurer (interim)
Glenn Byfield		November 6, 2023